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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Washington Group International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WASHINGTON GROUP INTERNATIONAL, INC.
720 Park Boulevard
Boise, Idaho 83712

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS—MAY 9, 2003

To the Stockholders of Washington Group International, Inc.:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders to be held at 11:00 a.m. on Friday, May 9, 2003, in the Central Plaza Auditorium of the company's World Headquarters, located at 720 Park Boulevard, Boise, Idaho 83712.

        The purpose of the meeting is:

  1.
  To elect three directors of the company;

  2.
  To ratify the Board of Director's appointment of Deloitte & Touche LLP as independent auditors;

  3.
  To approve a short-term incentive plan;

  4.
  To approve the company's Equity and Performance Incentive Plan, as amended; and

  5.
  To transact any other business as may properly come before the meeting.

        Stockholders owning common stock at the close of business on April 3, 2003 are entitled to vote at the meeting.

        Whether you plan to attend the Annual Meeting or not, please submit your vote by completing and returning the accompanying proxy in the enclosed envelope. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail.

Dated: April 9, 2003

BY ORDER OF THE BOARD OF DIRECTORS Washington Group International, Inc. Craig G. Taylor Secretary

        Washington Group's 2002 Annual Report is being mailed to stockholders and accompanies this package. The Annual Report contains financial and other information about Washington Group, but is not incorporated in this Proxy Statement and is not a part of the proxy soliciting materials.

WASHINGTON GROUP INTERNATIONAL, INC.
720 PARK BOULEVARD
BOISE, IDAHO 83712

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2003

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by Washington Group International, Inc. ("Washington Group"), on behalf of the Board of Directors (the "Board"), for the 2003 Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement and the related proxy form are being distributed on or about April 9, 2003.

        Your Board asks you to appoint a proxy holder to vote your shares at the Annual Meeting. You may make this appointment by signing, dating and returning the enclosed proxy form in the pre-addressed, postage-paid envelope provided.

        The proxy holders will vote your shares, along with the shares of all other common stockholders who return valid proxy forms, at the Annual Meeting as directed on such proxy forms. You give your direction by marking the boxes on the proxy form that represent your choices. For those items for which you have not marked a box, the proxy holders will vote your shares as recommended by the Board.

        Unless you indicate otherwise on your proxy form, the proxy form authorizes the proxy holders to vote your shares on any matters not known by the Board at the time this proxy statement was printed but which may be properly presented for action at the Annual Meeting pursuant to Washington Group's bylaws.

        You may also vote in person at the Annual Meeting. However, if it is not practicable for you to attend the Annual Meeting, your Board recommends that you vote by appointing the proxy holders. Your Board strongly encourages you to exercise your right to vote by returning the enclosed proxy form. Prompt return of the proxy form may save us the expense of a second mailing in order to receive a quorum of shares necessary to hold the Annual Meeting.

        At any time before it has been voted, you may revoke your proxy in one of the following ways: (1) by sending a signed, written letter of revocation to the Secretary of the company, (2) by properly executing and delivering a later-dated proxy or (3) by attending the Annual Meeting and voting in person.

Voting Rights and Vote Required

        At the close of business on April 3, 2003 (the "Record Date"), there were 25,000,000 shares of Washington Group common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to cast one vote on all matters being decided at the Annual Meeting.

        A quorum, which is a majority of the outstanding shares as of the Record Date, must be present in order to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by the number of shares that stockholders have directed their proxy holders to vote. If you return a proxy form marked as abstaining from voting in all matters, the shares that it represents will be counted toward quorum but those shares will not be voted on any matter.

        With regard to the election of directors, each outstanding share of common stock is entitled to cast one vote for as many separate nominees as there are directors to be elected. The nominees who receive the most votes will be elected as directors, regardless of whether any one of them receives a majority of the votes. The Board's proposal to appoint Deloitte & Touche LLP as independent auditors, to approve the Short-Term Incentive Plan, and to approve the amended Equity and Performance Incentive Plan and any stockholder proposals will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes (i.e., when a broker does not have the authority to vote on a specific issue) do not affect the voting calculations.

Tabulation and Confidential Voting

        We have retained representatives of Wells Fargo Bank Minnesota, N.A. to serve as independent Inspectors of Election to supervise the voting of shares at the Annual Meeting. The Inspectors of Election will decide all questions regarding qualifications of the voters, the validity of the proxies and acceptance or rejection of votes. None of the Inspectors of Election is an officer, employee or stockholder of Washington Group. Additionally, we have retained Wells Fargo Bank Minnesota, N.A. to receive, inspect and maintain the confidentiality of the proxy forms. All stockholder votes and proxy forms will be kept confidential except (1) when disclosure is mandated by law, (2) in the case of a contested election or vote of the stockholders or (3) when a stockholder expressly waives his or her right to confidential voting.

Historical Information

        We were originally incorporated in Delaware on April 28, 1993 under the name Kasler Holding Company. In April 1996, we changed our name to Washington Construction Group, Inc. On September 11, 1996, we purchased Morrison Knudsen Corporation, which we refer to in this proxy statement as "Old MK", and changed our name to Morrison Knudsen Corporation. Our purchase of Old MK was structured as a merger with and into us and was an integral part of the reorganization of Old MK under a plan of reorganization that Old MK filed in the U.S. Bankruptcy Court for the District of Delaware. We have no remaining obligations under that plan of reorganization.

        On March 22, 1999, we and BNFL Nuclear Services, Inc. acquired the government and environmental services businesses of CBS Corporation (now Viacom, Inc.). These businesses make up a significant portion of our Energy & Environment business unit and our Defense business unit.

        On July 7, 2000, we purchased from Raytheon Company and Raytheon Engineers & Constructors International, Inc. ("RECI") the capital stock of the subsidiaries of RECI and specified other assets of RECI and assumed specified liabilities of RECI. The businesses that we purchased, which we refer to in this proxy statement as "RE&C," provide engineering, design, procurement, construction, operation, maintenance and other services on a global basis. Following the transaction, on September 15, 2000, we changed our name to Washington Group International, Inc.

        On March 2, 2001, we announced that we faced severe near-term liquidity problems as a result of our acquisition of RE&C, and on May 14, 2001, as a result of those near-term liquidity problems, we filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. On December 21, 2001, the bankruptcy court entered an order confirming the Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et. al., as modified (the "Plan of Reorganization"). The Plan of Reorganization became effective and we emerged from bankruptcy protection on January 25, 2002.

        Under the Plan of Reorganization, all of our then-existing equity securities, including our common stock, stock purchase warrants and stock options were canceled and extinguished on January 25, 2002, and 25 million shares of new common stock were issued. In exchange for $570 million of secured debt, 20 million of the shares of new common stock were issued to our secured creditors. All other unsecured creditors are entitled to receive a pro rata share of 5 million shares of the new common stock and a pro rata share of 8,520,000 fully vested stock warrants to purchase additional shares of new common stock.

        In addition, our Board was reorganized when we emerged from bankruptcy protection. The Board consists of 11 directors divided into 3 classes. The directors are elected to staggered three-year terms, with the term of a separate class expiring each year. The majority of the directors are independent.

BUSINESS TO BE TRANSACTED

1.    ELECTION OF DIRECTORS

        The Board is divided into three classes. Each class, described in the chart below, serves a term of three years. The terms of the directors in each class expire at the annual meeting of stockholders in the year listed on the chart.

Class I—2003	Class II—2004	Class III—2005
William J. Flanagan	Stephen G. Hanks	David H. Batchelder
William H. Mallender	Michael P. Monaco	Michael R. D'Appolonia
Dennis R. Washington	Cordell Reed	C. Scott Greer
	Bettina M. Whyte	Dennis K. Williams

        The first proposal to be voted on at the meeting is the election of three directors. Each of these directors will serve a full three-year term as a Class I director. The Board of Directors has nominated William J. Flanagan, William H. Mallender and Dennis R. Washington for these directorships. All of these individuals are currently serving as Class I directors. Biographical information about each of these nominees and the continuing members of our Board is included in the following table.

The Board of Directors recommends a vote FOR
the election of the three nominees named above.

DIRECTORS

Name	Principal Occupation and Business Experience for Previous Five Years	Age	Director Since
William J. Flanagan	Chairman and Chief Executive Officer, Skarven, LLC (market design/market information/technology applications firm), Murray Hill, New Jersey. Admiral Flanagan formerly served as President and Chief Executive Officer of Independent Market Services, LLC (market design, trading technology implementation and market operation expertise), New York, New York, and as Senior Managing Director of Cantor Fitzgerald, L.P. (environmental brokerage firm), New York, New York. Admiral Flanagan also serves as a director of Privaris, Inc. and Recipco, Inc.	60	2002
William H. Mallender	Retired. Prior to retirement, Mr. Mallender served as Chairman and Chief Executive Officer of Talley Industries, Inc. (manufacture of industrial, commercial and aerospace products), Phoenix, Arizona. Mr. Mallender also serves as a director of Orius Corp.	67	2002
Dennis R. Washington
	Chairman of the Board. Formerly, Chairman, President and Chief Executive Officer of the company. Also founder and principal shareholder of Washington Corporations (interstate trucking and repair and sale of machinery and equipment), Missoula, Montana. Mr. Washington is also the founder and/or principal stockholder or partner in various entities, the principal businesses of which include rail transportation, shipping, barging and ship assist, mining, heavy construction, environmental remediation and real estate development. Mr. Washington's principal business is to make, manage and hold investments in operating entities.	68	1996
David H. Batchelder	Principal, Relational Advisors LLC (investment advisory and consulting firm formerly known as Batchelder & Partners, Inc.), San Diego, California. Also Principal of Relational Investors LLC (general partner of active investment fund), San Diego, California. Mr. Batchelder also serves as a director of ConAgra Foods, Inc.	53	1993

Michael R. D'Appolonia	Principal and President of Nightingale & Associates, Inc. (business advisory services), Stamford, Connecticut. Also President and CRO of Moll Industries, Inc. (design and manufacture of custom molded plastic components), Nashville, Tennessee. Mr. D'Appolonia formerly served as Chief Executive Officer of McCulloch Corporation (manufacture of lawn and garden equipment), Tucson, Arizona, and as President and Chief Executive Officer of Ametech, Inc. (transportation of hazardous materials), Oklahoma City, Oklahoma. Mr. D'Appolonia also serves as a director of SHC, Inc. and Moll Industries, Inc.	54	2002
C. Scott Greer	Chairman, President and Chief Executive Officer of Flowserve Corporation (manufacture of flow management systems), Irving, Texas. Mr. Greer formerly served as President of United Technologies Automotive, Inc. (manufacture of automotive systems), Hartford, Connecticut. Mr. Greer also serves as a director of Flowserve Corporation and FMC Corporation.	52	2002
Stephen G. Hanks	President and Chief Executive Officer of the company. Mr. Hanks formerly served as President and as Executive Vice President, Chief Legal Officer and Secretary of the company.	52	2001
Michael P. Monaco
	Senior Managing Director of Conway Del Genio Gries & Co., Inc. (business advisory services), New York, New York. Mr. Monaco formerly served as an Advisor with Lansdowne Capital Management and I.D. Systems, Inc. (private equity advisory services); Chairman and Chief Executive Officer of Accelerator, LLC (outsource services), New York, New York; and Vice Chairman and Chief Financial Officer of Cendant Corporation and Chairman and Chief Executive Officer of its Direct Marketing Division (travel and real estate services company), New York, New York. Mr. Monaco also serves as a director of I.D. Systems, Inc.	55	2002
Cordell Reed	Retired. Formerly Senior Vice President of Commonwealth Edison (electrical utility), Chicago, Illinois. Mr. Reed serves as a director of Walgreen Company, Underwriters Laboratories, Inc., LaSalle Bank Corporation, LaSalle Bank, N.A. and Standard Federal Bank, N.A.	65	2002
Bettina M. Whyte	Principal with AlixPartners, LLC (business advisory services), New York, New York. Ms. Whyte formerly served as a Partner with Price Waterhouse (accounting), Houston, Texas. Ms. Whyte also serves as a director of Solera Capital and Amerisure Insurance.	54	2002
Dennis K. Williams	Chairman, President and Chief Executive Officer of IDEX Corporation (manufacture of pump products, dispensing equipment and other engineered products), Northbrook, Illinois. Mr. Williams formerly served as Chief Executive Officer of GE Industrial Products (manufacture of industrial compressors and industrial gas turbines), Florence, Italy. Mr. Williams is also a director of IDEX Corporation.	57	2002

        There were nine meetings of the full Board during our fiscal year ended January 3, 2003 ("fiscal year 2002"). All directors attended at least 75% of the meetings of the full Board. The Board committees were reconstituted at a Board meeting in May 2002. At that meeting, the Board designated directors to serve on the Audit Review Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. The first meetings of the reconstituted Audit Review Committee and Compensation Committee were held in August 2002. From January 25, 2002 until that time, the functions of the committees were performed by the full Board. In March 2003, the committees were reorganized, and the Nominating Committee was renamed the Nominating and Governance Committee and the scope of its responsibilities was expanded. Each director attended at least 75% of the meetings of each of the committees on which he or she served.

        For several years, the Board committees have operated pursuant to the authority granted them by the Board under various charters. The Board approved revisions to the charters for the Audit Review

Committee, the Compensation Committee and the Nominating and Governance Committee in early 2003, and such revised charters are included in this Proxy Statement as Appendices A, B and C, respectively.

Audit Review Committee

        The Audit Review Committee is responsible for selecting, evaluating, determining compensation for and, where appropriate, replacing the outside auditor. The committee also assists the Board in fulfilling its oversight responsibilities relating to our accounting, reporting and financial practices, our compliance with legal and regulatory requirements, the outside auditor's qualifications and independence, and the performance of the outside auditor and our internal audit function. The committee operates pursuant to a written charter, which is included as Appendix A.

        The Audit Review Committee meets as often as the Board or the members of the committee deem necessary, at least four times annually. The committee held four meetings during fiscal year 2002. During fiscal year 2002, the members of the committee were William J. Flanagan, William H. Mallender, Michael P. Monaco (Chairman), Bettina M. Whyte and Dennis K. Williams. As of March 2003, Ms. Whyte and Messrs. Mallender, Monaco (Chairman) and Williams are the members of the committee.

Compensation Committee

        The Compensation Committee recommends to the Board the company's executive compensation program, reviews and recommends to the Board the compensation of the Chief Executive Officer, establishes compensation of our executive officers and, in accordance with federal securities laws, prepares an annual report on executive compensation for inclusion in the proxy statement relating to our annual meeting of stockholders. The committee operates pursuant to a written charter, which is included as Appendix B.

        The Compensation Committee meets as frequently throughout the year as the Board or committee members deem necessary. The committee held four meetings during fiscal year 2002. During fiscal year 2002, the members of the committee were David H. Batchelder (Chairman), Michael R. D'Appolonia, C. Scott Greer and Cordell Reed. As of March 2003, Messrs. D'Appolonia, William J. Flanagan, Greer and Reed (Chairman) are the members of the committee.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2002, Mr. Batchelder served as Chairman of the Compensation Committee. From time to time, we have engaged Relational Advisors LLC, an investment advisory firm formerly known as Batchelder & Partners, Inc. ("BPI"), of which Mr. Batchelder is Chairman and Chief Executive Officer, to act as our financial advisor with respect to potential acquisitions and divestitures, pursuant to written engagement agreements. Such agreements traditionally include reimbursement of out-of-pocket expenses and our payment of a success fee based on the value of the transaction, payable upon completion of the transaction. Some engagement agreements for larger potential transactions may also include payment of a retainer. The potential acquisitions and divestitures, including the specific details of the engagement agreements between the company and BPI, were generally subject to strict confidentiality agreements.

        In March 2001, we entered into an agreement with BPI pursuant to which we were to pay a monthly retainer of $100,000. Due to our filing for reorganization under Chapter 11 on May 14, 2001, we did not pay any subsequent retainer fees; however, under our Plan of Reorganization, the agreement was assumed and all amounts owing under the agreement (i.e., retainer amounts from June 1, 2001 forward) were brought current promptly after the effective date of the Plan of Reorganization. Accordingly, on February 21, 2002, we paid BPI $700,000 in retainer fees for June through December 2001. With the consent of both the company and BPI, all retainer agreements between the two parties expired when we emerged from bankruptcy protection on January 25, 2002.

        During fiscal year 2002, we purchased assorted equipment and supplies from Flowserve Corporation, a manufacturer of flow management systems, and its affiliated companies (collectively, "Flowserve") in connection with the performance of some of our contracts in the ordinary course of our business. Mr. Greer is Chairman, President and Chief Executive Officer of Flowserve Corporation and a member of our Compensation Committee. All of these purchases were at rates and on terms generally available in the marketplace. The amount we paid to Flowserve for equipment and supplies in fiscal year 2002 was not material to us, Flowserve or Mr. Greer.

Executive Committee

        The Executive Committee has authority to exercise the power of the full Board in the management of our business in the intervals between meetings of the full Board. However, the committee may not (1) approve, adopt or recommend any action or matter required to be submitted to stockholders for approval, (2) adopt, amend or repeal our bylaws, or (3) take any action reserved to any other committee of the Board.

        The Executive Committee considers matters as requested by our senior management. The committee generally acts by unanimous written consent, and the full Board reviews at each Board meeting any actions taken by the committee since the last full Board meeting. Any member of the committee may request that any matter or action brought before the committee be considered by the full Board. During fiscal year 2002, the members of this committee were C. Scott Greer, Stephen G. Hanks (Chairman) and Dennis K. Williams. As of March 2003, William J. Flanagan, Mr. Hanks (Chairman) and Bettina M. Whyte are the members of the committee.

Nominating and Governance Committee

        Before March 2003, the Nominating Committee consisted of all of the directors other than Mr. Hanks. The Nominating Committee held no separate meetings in fiscal year 2002. In March 2003, the Board changed the name of the committee to the Nominating and Governance Committee and extended the responsibilities of the committee. The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing our corporate governance guidelines. The committee operates pursuant to a written charter, which is included as Appendix C.

        The Nominating and Governance Committee will consider nominees for election to the Board proposed by stockholders for the 2004 Annual Meeting of Stockholders if the following information concerning each nominee is timely submitted by means of a written notice to the Secretary of the company: (1) the nominee's name, age, business address, residence address, principal occupation or employment, the class and number of shares of our capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended and (2) as to the stockholder proposing such nominee, that stockholder's name and address and the class and number of shares of our capital stock the stockholder beneficially owns. To be timely, any such notice must be delivered to or mailed and received at the company's principal executive offices not less than 50 days nor more than 75 days before the 2004 Annual Meeting of Stockholders; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of such meeting is given or made to the stockholders, any such notice must be received not later than the close of business on the 15th day following the day on which the notice of the 2004 Annual Meeting of Stockholders is mailed or such public disclosure is made, whichever occurs first.

        The Nominating and Governance Committee will meet as often throughout the year as the Board or the committee members deem necessary. As of March 2003, the members of the committee are Michael R. D'Appolonia, C. Scott Greer, William H. Mallender (Chairman) and Dennis K. Williams.

Director Compensation

        Our executive officers are not paid any additional compensation for their services as directors. In fiscal year 2002, compensation for non-employee directors included the following cash and stock elements:

  $25,000 annual retainer for serving on the Board

  $4,000 annual retainer for chairing a committee

  $1,000 for each day of attendance at Board and/or committee meetings.

        We reimburse non-employee directors for out-of-pocket expenses that they incur in connection with their duties as directors of the company.

        Under the terms of our Plan of Reorganization, the Chairman of our Board, Dennis R. Washington, was awarded options to purchase a total of 3,224,100 shares of common stock. These options were issued in three tranches, as follows:

Tranche	Underlying Shares	Exercise Price
Tranche A	1,388,900 shares	$24.00 per share
Tranche B	881,800 shares	$31.74 per share
Tranche C	953,400 shares	$33.51 per share

        Each tranche of options vests in three equal increments on January 25, 2002, January 25, 2003 and January 25, 2004. The options issued under Tranche A will expire five years from the date of grant, and the options issued under Tranches B and C will expire four years after the date of grant. Mr. Washington does not receive any retainer or meeting fees for his services as Chairman or as a director for the company.

        Under the Equity and Performance Incentive Plan, the Board may authorize the grant of options to purchase common stock or may authorize the grant or sale of restricted stock to non-employee directors of the company. During fiscal year 2002, the Board awarded options to purchase 20,000 shares of the company's common stock to each of Messrs. Batchelder, D'Appolonia, Greer, Mallender, Monaco, Reed and Williams, Admiral Flanagan and Ms. Whyte. These options will vest in three equal increments on each of the date of grant and the two succeeding anniversaries of the date of grant.

        Our retirement policy provides that a non-employee director may continue to serve as such until the end of the calendar year in which the director reaches his or her 70th birthday.

2.    RATIFICATION OF THE BOARD'S APPOINTMENT OF INDEPENDENT AUDITORS

        Upon recommendation of our Audit Review Committee, which is composed entirely of independent non-employee directors, the Board has selected Deloitte & Touche LLP as independent auditors to audit the books, records and accounts of Washington Group and its subsidiaries for the year 2003. The Board recommends ratification of the appointment. Representatives of Deloitte & Touche will be present at the Annual Meeting, will be given the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

        In addition to retaining Deloitte & Touche to audit the company's financial statements for fiscal year 2002, we engaged the firm from time to time during the year to perform other services. The aggregate fees billed by Deloitte & Touche in connection with services rendered during fiscal year 2002 were:

  (a)
  Audit fees in connection with audit of the 2000, 2001 and 2002 annual financial statements and the review of 2001 and 2002 quarterly financial statements: $2,466,300. (These fees do not include $399,000 of audit fees in connection with MIBRAG mbH, a 50% equity investment.);

  (b)
  Financial information systems design and implementation fees: $0; and

  (c)
  All other fees: $1,115,700, which includes $349,100 related to income tax compliance and related tax services, $458,300 in connection with dispute consulting services which were completed by May 2002, and $308,300 in connection with work on employee benefit plans and prequalification reports. (These fees do not include $147,900 of tax fees in connection with MIBRAG mbH.) The Audit Review Committee has reviewed all fees for services provided by Deloitte & Touche during fiscal year 2002 and has concluded that the fees for non-audit services do not affect the ability of Deloitte & Touche to function as independent auditors.

Change in Accountants

        At the time we filed for bankruptcy protection in 2001, PricewaterhouseCoopers LLP ("PwC") served as our independent auditors. Following the commencement of our bankruptcy proceedings, PwC informed us that it had concluded that it was not a "disinterested person" and could not continue to serve as our independent public accountant during the pendency of the bankruptcy proceedings. In addition, PwC informed us that it could give no assurance that PwC would be able to act as our independent public accountant following our emergence from Chapter 11 protection.

        As a result, on October 3, 2001, upon the recommendation and approval of the Board, we dismissed PwC from its role as our independent public accountant. The dismissal was effective immediately, except that PwC completed its audits of the fiscal year 2000 financial statements of certain subsidiaries and joint ventures of the company that did not file for bankruptcy protection.

        Also, on October 3, 2001, the Board approved the selection of Deloitte & Touche LLP as our successor independent public accountant.

        PwC's reports on our consolidated financial statements for fiscal years 1998 and 1999 (the two previous fiscal years for which audited financial statements were then available) did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. The reports for fiscal years 1998 and 1999 did contain an emphasis-of-a-matter paragraph relating to litigation regarding the Summitville Mine Superfund Site. There was no disagreement between the company and PwC during fiscal years 1998 and 1999 and subsequent periods through October 2, 2001 (including the fiscal year ended December 1, 2000, for which audited financial statements were not then available) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused a reference to the subject matter of the disagreement in connection with the reports of PwC. Further, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of SEC Regulation S-K during fiscal years 1998 and 1999 and subsequent periods through October 2, 2001.

        We provided PwC with a copy of the foregoing disclosures, as previously reported on our Current Report on Form 8-K dated October 3, 2001 and filed with the Securities and Exchange Commission on October 3, 2001. Attached as Exhibit 16 to that Form 8-K is a copy of PwC's letter, dated October 3, 2001, stating its agreement with such statements.

The Board of Directors recommends a vote FOR
the ratification of the Board's appointment of Deloitte & Touche LLP as independent auditors.

3.    APPROVAL OF SHORT-TERM INCENTIVE PLAN

        In November 2002, the Board, upon the recommendation of the Compensation Committee, unanimously endorsed the adoption of the Short-Term Incentive Plan (the "STIP"), to be effective as of January 1, 2003, subject to approval by the stockholders.

        The Board of Directors recommends a vote FOR the approval of the Short-Term Incentive Plan.

        The purpose of the STIP is to strengthen the relationship between pay and performance by providing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and business unit performance goals. The STIP will provide annual incentive compensation opportunities that will be competitive with those of similar companies and that will allow us to recruit, motivate and retain the caliber of employees essential for our success.

        The STIP will replace our previous annual incentive program. Approval of the STIP will qualify our annual incentive compensation awards as performance-based compensation satisfying the requirements of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), thereby preserving our ability to receive tax deductions for these awards. The STIP will be effective only if approved by the stockholders.

        Approval of the STIP requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote.

        The following is a brief summary of the material features of the STIP. The full text of the plan document is attached as Appendix D.

Administration and Operation

        The STIP will be administered by a committee of independent directors designated from time to time by the Board. Currently, the Compensation Committee has the responsibility of administering the STIP. The committee will have complete and absolute authority to make any and all decisions concerning the administration of the STIP, including the authority to construe and interpret the plan, establish administrative rules and procedures, establish incentive targets and performance goals and verify the achievement of performance goals.

Eligibility

        Employees in the following positions will be eligible to participate in the STIP: corporate officers, persons with a job title of vice president or higher and functional leaders. From the group of eligible employees, the Office of the Chairman will designate those who will be eligible to receive awards in any year, subject to approval of the committee for corporate officers, and any employee who may hold the position of corporate senior executive vice president, corporate executive vice president, or president of a business unit.

Determination of Awards

        Near the beginning of each year the committee will set a target amount of incentive compensation for each participant. This target will be expressed as a percentage of salary. The target percentage will vary among employees in accord with the level of the individual employee's responsibility within the company and will take into account the comparative incentive compensation data for that employee from compensation surveys. The target amount will not be guaranteed but will reflect what will be payable if expected results are achieved. Actual awards may be larger or smaller than the target amounts and will be determined by a formula that measures performance against goals established at the beginning of each year. The committee will define a set of quantifiable corporate and business unit performance measures which will be used to determine success for incentive purposes. The quantifiable performance measures will be limited to one or more of the following: corporate measures—return on invested capital, equity or assets; after-tax profit; earnings; earnings per share; share price; total shareholder return; operating earnings; volume of new work; new work margin; productivity improvement; return on capital employed; and general and administrative cost as a percent of revenue; business unit measures—return on invested capital or assets; after-tax profit; earnings; operating earnings; volume of new work; new work margin; productivity improvement; gross profit; and return on capital employed.

        To satisfy the requirements of section 162(m) of the Internal Revenue Code, only quantifiable performance measures will be used to calculate incentive awards for our most highly paid executives (i.e., President and Chief Executive Officer, Corporate Senior Executive Vice Presidents; Corporate Executive Vice Presidents and Business Unit Presidents). The performance of other employees will be measured by both quantifiable measures and non-quantifiable measures such as the promotion of safety, diversity and cooperation among business units and the exemplification of our core values. Each performance measure then will be assigned a weight to be used in calculating actual incentive payouts. For example, the incentive award of a corporate level vice president will be based 80% on quantifiable overall corporate performance measures and 20% on non-quantifiable performance measures, while the incentive award of a business unit vice president will be based 50% on quantifiable overall corporate performance measures, 30% on quantifiable business unit performance measures and 20% on non-quantifiable performance measures.

        For each performance measure, the committee will set three levels of performance goals that will be used in the formula for calculating the amount of incentive award, if any:

  •
  Threshold—The "threshold" level establishes a minimum level of performance that must be reached before any short-term incentive compensation is payable. The committee will also determine what percentage of the target incentives will be payable if the threshold level is achieved. If performance is below the threshold level, no short-term incentive compensation attributable to that performance measure will be payable.

  •
  Ambitious but expected—At this level of performance, 100% of the target incentive attributable to a performance measure will be payable.

  •
  Clearly outstanding—The "clearly outstanding" level establishes a stretch goal, which also serves as a maximum for the amount of short-term incentive compensation that will be paid. If performance reaches the clearly outstanding level, 150% of the target incentive attributable to a performance measure will be payable.

        For performance between any two of the pre-determined levels of performance, the amount of the award attributable to that particular performance measure would be prorated. For example, if 100% of the target incentive is payable at the expected level of performance and 150% of the target incentive is payable at the clearly outstanding level of performance, then 125% of the target incentive would be payable if actual performance were halfway between the expected and clearly outstanding levels. For non-quantifiable performance measures, discretionary judgments will be made on a scale ranging from "unacceptable," where nothing is payable, to "clearly outstanding," where 150% of target is payable.

        The following example illustrates how the calculation works. Employee AB is a business unit vice president whose target incentive for the year is 25% of his base salary. Employee AB's actual incentive award will be based 25% on corporate return on invested capital; 25% on corporate after-tax profit, 10% on business unit new work margin, 10% on business unit gross profit, 10% on business unit return on capital employed and 20% on individual non-quantifiable performance measures. Assume that the committee establishes a threshold performance level of 70% of the expected level for all corporate and business unit performance measures and specifies that at the threshold level of performance, 25% of the target incentive will be payable. If the company achieves its expected level of performance on corporate performance measures and, in the judgment of his supervisors, Employee AB achieves an expected level of performance on non-quantifiable measures, but Employee AB's business unit achieves only the threshold level of performance on its business unit performance measures, Employee AB's actual incentive award for the year would be 19.375% ((25% × .25 × 1) + (25% × .25 × 1) + (25% × .1 × .25) + (25% × .1 × .25) + (25% × .1 × .25) + (25% × .2 × 1)) of his base salary.

        In no event will any award under the STIP to any employee exceed $2,000,000 for any fiscal year.

Section 162(m)

        Under section 162(m) of the Internal Revenue Code, the company may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The quantifiable performance measures that will be used to calculate awards under the STIP should qualify the awards as "performance-based compensation" for purposes of section 162(m) if stockholders approve the plan.

4.    APPROVAL OF AMENDED AND RESTATED EQUITY AND PERFORMANCE INCENTIVE PLAN

        On January 25, 2002, the Washington Group Equity and Performance Incentive Plan (the "2002 Plan") became effective pursuant to our Plan of Reorganization. Under Delaware law, the bankruptcy court's approval of the 2002 Plan as part of our Plan of Reorganization was the equivalent of unanimous stockholder approval. On November 9, 2002, the Board, upon the recommendation of the Compensation Committee, unanimously endorsed an amendment to the 2002 Plan (the "November Amendment"), subject to stockholder approval, which will increase the limit on performance shares or performance units an individual may receive in any calendar year from a maximum aggregate value of $500,000 to a maximum aggregate value of $2,000,000. This amendment will allow for greater use of performance units in our long-term incentive compensation program. The amendment does not increase the number of shares currently authorized for issuance under the 2002 Plan, and we are not requesting any additional share authorization at this time.

The Board of Directors recommends a vote FOR
the approval of the Amended and Restated Equity and Performance Incentive Plan.

        The company's long-term incentive program (the "LTIP") is implemented through the award of stock options and performance units under the 2002 Plan. The purpose of the LTIP is to align the interests of senior executives with the long-term interests of stockholders through compensation alternatives that are either equity-based or linked to factors that build the value of equity. The LTIP provides long-term incentive compensation opportunities that are competitive with those of similar companies and that will allow us to recruit, motivate and retain the caliber of employees essential for our success.

        The 2002 Plan replaced the company's Amended and Restated Stock Option Plan, which was terminated upon our emergence from bankruptcy protection when the stock and all options issued under it were canceled. Approval of the amended 2002 Plan, which has a ten-year life, will give the company needed certainty and flexibility in designing and managing long-term incentive compensation opportunities to meet the needs of its business over an extended period of time. In addition, approval of the amended 2002 Plan will ensure that future awards of performance units under the plan qualify as performance-based compensation satisfying the requirements of section 162(m) of the Internal Revenue Code, thereby preserving our ability to receive tax deductions for these awards.

        Approval of the amended 2002 Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. If such approval is not obtained, the November Amendment is ineffective, and the 2002 Plan will continue in effect without regard to the November Amendment.

        The following is a brief summary of the material features of the amended 2002 Plan. The full text of the restated plan is attached as Appendix E.

Administration and Operation

        The amended 2002 Plan will be administered by a committee of independent directors designated from time to time by the Board. Currently, the Compensation Committee has the responsibility of administering the company's performance-based compensation programs, and it will serve as the administrative committee for the 2002 Plan.

        The committee will have complete and absolute authority to make any and all decisions regarding the administration of the amended 2002 Plan, including the authority to construe and interpret the plan and awards under the plan, establish administrative rules and procedures, select award recipients, determine the type of awards and establish the terms, conditions and other provisions of awards.

Eligibility

        The persons eligible to receive awards under the amended 2002 Plan include officers or key employees of the company or its subsidiaries or certain persons who will commence serving in such capacities within 90 days of an award, or, with respect to stock options, non-employee directors.

Shares Available for Issuance

        The aggregate number of shares of common stock that are authorized and available for issuance under the 2002 Plan is 6,002,000. This aggregate number includes 50,000 shares authorized with respect to a separate plan substantially similar in its terms to the amended 2002 Plan, which was maintained by the company prior to April 4, 2003, for participants resident in California (the "California Plan"). Effective April 4, 2003, the California Plan merged with and into the amended 2002 Plan. If the shares of stock that are subject to an award are not issued or cease to be issuable because the award is terminated, forfeited or cancelled, those shares will then become available for additional awards. The number of shares authorized and available for issuance under the plan is subject to adjustment in the event of a stock split, stock dividend, combination of shares, recapitalization or any other change in the company's capital structure, spin-off, liquidation, distribution of assets, issuance of warrants to purchase securities or similar action.

Types and Terms of Awards

        The amended 2002 Plan allows for various types of awards of rights related to the company's stock, including options to purchase stock, appreciation rights related to options to purchase stock, awards of restricted stock, awards of deferred shares of stock and awards of performance shares and performance units, the value of which is measured by factors that influence the price of the company's stock. The amended 2002 Plan also allows for awards of stock options and restricted stock to non-employee directors. Options to purchase stock may be incentive stock options (as defined in section 422 of the Internal Revenue Code) or non-statutory stock options. Although the amended 2002 Plan provides for awards of appreciation rights, restricted stock, deferred shares and performance shares, no such awards have been made under the 2002 Plan.

        Subject to certain restrictions set forth in the plan, the committee has discretion to set the terms and conditions of each award, including the size of the award, the exercise price or par value, the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability) and termination, cancellation and forfeiture provisions.

        The following specific restrictions in the amended 2002 Plan will apply to the types and terms of awards:

  •
  No individual may receive in any calendar year (1) options for more than 3,500,000 shares of stock, (2) more than 200,000 appreciation rights, (3) more than 200,000 restricted shares or 200,000 deferred shares, or (4) performance shares or performance units having a maximum aggregate value of more than $2,000,000. Subject to stockholder approval, the amendment, which was unanimously approved by the committee and full Board in November 2002, increases the maximum aggregate value of performance shares or performance units that may be awarded to an individual in any calendar year from $500,000 to $2,000,000. This change will allow a greater use of performance units under the company's LTIP.

  •
  The exercise price for incentive stock options may not be less than the fair market value of the stock on the date the option is awarded and for other options may not be less than the par value of the stock.

  •
  The maximum term for the exercise of any option may not exceed 10 years. Incentive stock options terminate automatically upon the earlier of the stated expiration date of the option and the ninetieth calendar day following the option holder's termination of employment with the company, except in cases of the option holder's death, disability, or retirement. If the option holder dies, becomes disabled or retires, the incentive stock options may be exercised within three years after the death, disability or retirement unless the stated expiration date of the incentive stock option occurs sooner.

  •
  Outstanding stock options will become exercisable in full immediately if there is a change in control of the company, as defined in the amended 2002 Plan.

  •
  Performance objectives, if any, used to determine the value of any award or the vesting schedule or exercisability of any award, including performance units, must be based upon specified levels of or growth in one or more of the criteria set forth in the definition of "Management Objectives" in the amended 2002 Plan. Those criteria for covered employees are limited to earnings; earnings per share (as calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established); share price; total stockholder return; return on invested capital, equity or assets; operating earnings; sales growth and productivity improvement.

  •
  Holders of options, appreciation rights, performance shares and performance units do not have any rights or privileges of stockholders unless and until shares of common stock are issued to them upon exercise or other satisfaction of the award. The rights and privileges of holders of restricted stock and deferred shares may also be subject to limitations until the conditions for removal of the restrictions have been satisfied or until the deferral period has ended.

        Although not expressly specified in the plan document, the Board, upon recommendation of the Compensation Committee, has adopted guidelines that all stock options granted on or after February 14, 2003, require a one-year holding period for company stock acquired upon the exercise of the option. Additional guidelines will limit the resale of stock acquired upon exercise of an option if the option holder has not satisfied applicable stock ownership guidelines. These restrictions will be included in individual option agreements.

Other Provisions

        Amendments and Termination. The Board may amend the amended 2002 Plan at any time. However, without the approval of the stockholders, the Board may not amend the plan to increase the number of shares available for issuance or in any other way that requires approval by the company's stockholders under the rules of the NASDAQ National Market. The Board or committee may terminate the plan at any time. Nevertheless, no awards will be granted under the plan after the tenth anniversary of its effective date.

Change in Control

        As a general rule, awards otherwise subject to restrictions or vesting periods will no longer be subject to restrictions or will vest immediately if there is a change in control of the company, as defined in the amended 2002 Plan.

Federal Income Tax Consequences

        The following is a brief description of the material U.S. federal income tax consequences associated with awards under the amended 2002 Plan. It is based on existing U.S. laws and regulations, and there is no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

        Stock Options.    There will be no federal income tax consequences to either the company or the participant upon the grant of a stock option. If the option is a non-qualified stock option, the participant will realize ordinary income at exercise equal to the excess of the fair market value of the stock acquired over the exercise price, and the company will receive a corresponding deduction. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute a capital gain.

        If the option is an incentive stock option, the participant will not realize taxable income on grant or exercise, but the excess of the fair market value of the stock acquired over the exercise price may give rise to "alternative minimum tax." When the stock is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If that sale occurs after the expiration of two years from the date of the grant and one year from the date of exercise, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute a capital gain. The company will be entitled to a deduction in an amount equal to the ordinary income that the participant recognizes.

        Restricted Stock.    Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. The company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

        Other Awards.    In the case of other awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the underlying shares and the company will generally be entitled to a corresponding tax deduction.

        Section 162(m) Limitation.    Under section 162(m) of the Internal Revenue Code, the company may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year unless the compensation is "performance-based" compensation or qualifies under certain other exceptions. The amended 2002 Plan contains a number of Management Objectives that will be effective upon approval of the amended 2002 Plan by stockholders. To the extent that awards under the amended 2002 Plan incorporate one or more of these Management Objectives, the award should qualify as "performance-based compensation" for purposes of section 162(m).

        The following table provides information about securities previously authorized for issuance under the amended 2002 Plan, including shares already issued and currently outstanding, as well as shares which are available for future issuance under the plan:

Equity Compensation Plan Information

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,033,000	(1)	$26.62	969,000
Equity compensation plans not approved by security holders	—		—	—

Total	5,033,000		$26.62	969,000

(1)
Our Equity and Performance Incentive Plan was adopted and approved as a part of our Plan of Reorganization. Under Delaware law, approval of the Plan of Reorganization by the bankruptcy court is the equivalent of unanimous stockholder approval.

EXECUTIVE OFFICERS

        The following table provides information with respect to executive officers of the company.

Name	Principal Occupation and Business Experience for Previous Five Years	Age	Officer Since
Stephen G. Hanks(1)	President and Chief Executive Officer	52	1996
Stephen M. Johnson(2)	Senior Executive Vice President and Chief Business Development Officer and President of the Infrastructure business unit	51	2001
Thomas H. Zarges(3)	Senior Executive Vice President and Chief Operating Officer	55	1996
George H. Juetten(4)	Executive Vice President and Chief Financial Officer	55	2001
Ambrose L. Schwallie(5)	Executive Vice President and President of Defense	55	1999
Reed N. Brimhall(6)	Senior Vice President and Controller	49	1999
Larry L. Myers(7)	Senior Vice President—Human Resources	48	2001
Richard D. Parry(8)	Senior Vice President, General Counsel and Assistant Secretary	50	2001
Earl L. Ward(9)	Vice President and Treasurer	50	2002
Cynthia M. Stinger(10)	Vice President—Government Affairs	47	2002
Craig G. Taylor(11)	Secretary	46	2000

(1)
Mr. Hanks was named President in April 2000. For certain biographical information regarding Mr. Hanks, see "DIRECTORS" above.

(2)
Mr. Johnson formerly served the company as Senior Vice President. He also formerly served as Senior Vice President of Global Development, Marketing and Strategy for Fluor Corporation (engineering, procurement, construction and maintenance services) and as Vice President of Sales for Fluor Daniel, Inc. (engineering and construction). Mr. Johnson is a member of the Board of Directors of North-South American Trading Company (NSAT) of Montreal, Quebec, Canada, and is a member of the Board of Directors of the Business Council for International Understanding (BCIU).

(3)
Mr. Zarges formerly served as Executive Vice President of the company, President of Power, and President and Chief Executive Officer of MK Engineering and Construction Group.

(4)
Mr. Juetten formerly served Dresser Industries, Inc. (products and services for the oil and natural gas industry) as Senior Vice President and Chief Financial Officer and as Vice President and Controller.

(5)
Mr. Schwallie formerly served as Executive Vice President of the company and President of Washington's Government business unit and President and Chief Executive Officer of MK Government Services Group. He also formerly served as President of Westinghouse Savannah River Company (defense program contract services).

(6)
Mr. Brimhall formerly served the company as Vice President of Audit and Government Accounting. He also formerly served as Secretary and Controller of Scientech, Inc. (energy and telecommunication consulting and technical services) and in various other executive and management positions at Stanford University (educational institution).

(7)
Mr. Myers formerly served the company as Senior Vice President of Business Operations for Washington Group's Government business unit. He also formerly served as Vice President of Human Resources for Westinghouse Savannah River Company (defense program contract services) and in a variety of senior human resource positions.

(8)
Mr. Parry formerly served the company as staff Vice President—Legal.

(9)
Mr. Ward formerly served the company as Senior Vice President and Chief Financial Officer of its Government business unit. He also formerly served Honeywell, Inc. (diversified technology and manufacturing company) as Manager of Financial Planning and Analysis, Director of Treasury Operations, Vice President of the Honeywell Technology Center, and Group Controller—Space Systems.

(10)
Ms. Stinger formerly served GPU Inc. as Vice President of Government Affairs and President of the GPU Foundation.

(11)
Mr. Taylor also serves the company as Associate General Counsel. He formerly practiced law, specializing in employee benefits matters, for a private law firm.

REPORT OF THE AUDIT REVIEW COMMITTEE

        The Audit Review Committee oversees the company's financial reporting process on behalf of the Board. The committee operates pursuant to a written charter, a copy of which is included as Appendix A to this proxy statement.

        All four members of the committee are independent, financially literate and have accounting or related financial management experience, as such qualifications are defined in the rules of the National Association of Securities Dealers, Inc. and interpreted by the Board in its business judgment. No member of the committee is a current or former employee, executive officer, or family member of an executive officer of the company or any of its affiliates. No member of the committee has a direct business relationship with the company which, in the business judgment of the Board, interferes with such member's exercise of independent judgment. No member of the committee is employed as an executive officer of a corporation where any executive officer of the company serves as a member of the compensation committee.

        Management has primary responsibility for the financial statements and reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee has reviewed and discussed the audited financial statements of the company with management; discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications (such as significant adjustments, management judgments and accounting estimates, significant new accounting policies, any disagreements with management, the independent accountants' judgments about the quality of the company's accounting principles and any unadjusted differences pertaining to a current period whose effects management believes are immaterial to the financial statements taken as a whole); received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 and discussed with the independent accountants the independence of the independent accountants.

        The committee discussed with the company's internal auditors and independent accountants the overall scope and plans for their respective audits. The committee met with the internal auditors and independent accountants, with and without management present, to discuss the results of their examination, their evaluations of the company's internal controls and the overall quality of the company's financial reporting.

        Based on these reviews and discussions, the committee recommended to the full Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended January 3, 2003, for filing with the Securities and Exchange Commission.

Michael P. Monaco, Chairman William H. Mallender Bettina M. Whyte Dennis K. Williams

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION FOR 2002

        Washington Group's mission is to become the employer and service provider of choice in the markets we serve. To accomplish this objective, the company has developed a comprehensive business strategy that emphasizes long-term stockholder value through employee development, operational excellence and superior financial performance.

        The Compensation Committee of the Board is committed to implementing a compensation program that furthers these objectives. The committee adheres to the following compensation policies, which are designed to support the achievement of Washington Group's business strategies:

  •
  Senior executives' total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and business unit performance goals.

  •
  A significant amount of pay for senior executives should be comprised of long-term, at-risk incentives to focus management on the long-term interests of stockholders.

  •
  Senior executives should be encouraged to hold an equity position in the company to align their interests with those of the stockholders and to demonstrate their commitment to building profitability.

  •
  Total compensation opportunities should enhance the company's ability to attract, retain and develop knowledgeable and experienced executives upon whom, in large part, the success of the company depends.

General Compensation Policy

        The committee's goal is to provide competitive compensation and benefit programs that both encourage and reward the behaviors that enhance Washington Group's financial and market performance. The compensation program also must contribute to high levels of productivity and reinforce the values of integrity and candor, safety, diversity, accountability and responsibility, cooperation and efficiency, and competence and professional behavior.

        With the help of an independent executive compensation consultant and a variety of compensation surveys, the committee compares total compensation levels for the company's senior executives to the compensation paid to executives of comparable companies in the marketplaces in which we compete for employees.

        The compensation program focuses on these components:

  •
  annual base salary;

  •
  annual short-term incentive compensation;

  •
  long-term incentive compensation; and

  •
  employee benefits.

        Internal Revenue Code section 162(m) generally disallows a tax deduction for compensation over $1 million paid to certain executive officers, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. In designing Washington Group's compensation programs, the committee carefully considers the effect of this provision together with other factors relevant to the needs of the business. We intend to take such steps as we deem reasonably practicable to minimize the impact of section 162(m). Accordingly, the Board had previously established a subcommittee of the Compensation Committee, comprised solely of independent outside directors, to approve incentive-based compensation awarded to executive officers. In March 2003, an adjustment of committee membership resulted in the Compensation Committee being comprised solely of independent outside directors, making a subcommittee unnecessary going forward.

Components of Compensation

Base Salaries.

        The committee targets base salaries to be competitive, in light of relative performance, with relevant organizations in the marketplaces in which we compete for employees. In setting the base salary for an individual executive officer, the committee takes into account:

  •
  Job value, which involves analyzing competitive market information, in light of unique internal considerations, to establish an appropriate range of salary opportunity. Salary grades are assigned to all executive positions. The committee reviews these grade assignments from time to time.

  •
  Incumbent considerations, which involve evaluating the qualifications, experience and contribution levels of incumbents. The committee uses position-in-range guidelines to assist in determining the appropriate salary within the assigned range for each executive officer. We review each executive officer's base salary annually.

Short-term Incentives.

        The Board has adopted the STIP, effective as of January 1, 2003, subject to stockholder approval. Awards under the STIP would be contingent on an appropriate combination of quantifiable corporate and business unit results and, in the case of certain employees, nonquantifiable measures.

        Each year, we identify a target amount of incentive compensation for each participant. This target is expressed as a percentage of salary. This percentage varies in proportion to the level of the individual officer's responsibility within the company and takes into account the comparative incentive compensation data for that officer from compensation surveys. The target amount is not guaranteed but reflects what will be payable if expected results are achieved. We then define a set of corporate and business unit performance measures which will be used to determine success for incentive purposes.

        For each performance measure, we establish a range of performance targets that will be used to determine the amount of incentive, if any:

  •
  Threshold—The "threshold" goal establishes a minimum level of performance that must be reached before any short-term incentive compensation is payable. We also determine what percentage of the target incentives will be payable if the threshold goal is achieved. If performance is below the threshold goal, no short-term incentive compensation attributable to a performance measure is payable.

  •
  Ambitious but expected—At this level of performance, 100% of the target incentive attributable to a performance measure is payable.

  •
  Clearly outstanding—The "clearly outstanding" goal establishes a stretch goal, which also serves as a maximum for the amount of short-term incentive compensation that will be paid. If performance reaches the clearly outstanding level, 150% of the target incentive attributable to a performance measure is payable.

        On occasion, Washington Group may pay a signing bonus to a newly hired executive officer if the company determines that such an incentive is necessary and appropriate to attract the caliber of officer needed to accomplish the company's mission.

Long-Term Incentives.

        Washington Group has adopted a Long-Term Incentive Program ("LTIP") designed to provide additional long-term incentives to executives to work to increase stockholder value. The LTIP utilizes vesting periods to encourage participating executives to continue in the company's employ and thereby acts as a retention device. We believe that the program encourages executives to maintain a long-term perspective by linking a substantial portion of compensation to stockholder returns and the company's long-term financial success.

        The LTIP consists of two forms of awards:

  •
  Nonqualified stock options—The committee grants fixed price stock options to executives. The size of option awards is determined by the committee and ratified by the Board. In determining the size of an option award for an executive officer, the committee's primary considerations are the grant value of the award, the performance of the officer and the appropriate dilution exposure to the company. In determining the grant value guidelines for option awards, the committee uses compensation surveys, which take into account comparative data from other publicly traded companies concerning long-term incentive compensation for the given executive position and the percentage of total compensation the committee believes should be represented by the value of an option grant. In addition to considering the grant value and the officer's performance, the committee also may consider the number of outstanding unvested options the officer holds and the size of previous option awards to that officer. The committee does not assign specific weights to these items.

  •
  Performance unit awards—The committee also grants performance unit awards to certain senior executives. The program provides for annual awards which mature three years from the award date. The number of units awarded represents a multiple of salary, designed to enhance the executives' long-term incentive opportunity. The value of each performance unit will be calculated at the end of the three-year performance period based on results relative to predetermined corporate financial goals.

        At the end of each three-year period, the value of mature performance units will be paid either in cash or in shares of company stock. Awards would be payable at the beginning of the fourth year provided the threshold performance metrics are achieved.

Special Considerations During Financial Restructuring.

        When Washington Group went through its financial reorganization in 2001, it became imperative to retain key executives essential to keeping the business operating in a time of great uncertainty and financial distress. Accordingly, for fiscal year 2002, the Board in 2001 authorized the company to enter into retention agreements with certain executives. These agreements, which were reviewed and approved by the bankruptcy court, provided for retention payments on a periodic basis for a set time if the executive remained in the company's employ. Retention payments were also offset against any regular incentive compensation the executive might earn during the same period.

        In connection with the company's emergence from bankruptcy on January 25, 2002, the Board and the bankruptcy court approved grants of stock options to a group of executives under the 2002 Plan. The options were granted with an exercise price of $24 per share, based upon the value of the business calculated for purposes of the company's plan of reorganization. The options will be of value to executives only to the extent the company's stock price increases above $24 per share. The options become exercisable in installments over time and may become exercisable earlier if certain events occur in connection with a Change in Control of the company (as defined in the 2002 Plan). The options expire after ten years. The 2002 Plan also authorizes the grant of SARs, restricted stock, deferred stock, performance shares and performance units. None of these types of awards was granted in fiscal year 2002.

        Upon Washington Group's emergence from bankruptcy in January 2002, the interim Board approved the payment of additional incentive compensation to certain key executives, as a reward for successfully bringing the company through the bankruptcy process in a short time frame and to provide additional incentive for the executives to stay with the company to work to reestablish the business. A portion of the additional incentive compensation was paid upon the company's emergence from bankruptcy, while payment of the remaining portion was deferred for one year and was contingent upon the company meeting specified financial objectives for fiscal year 2002.

Compensation of the Chief Executive Officer

        In fiscal year 2002, Mr. Hanks' annual base salary was $600,000. Based upon the surveys and other information provided by the committee's compensation consultant, Mr. Hanks' salary is below the competitive market value for engineering and construction companies. The committee continues to focus on the performance-based elements of Mr. Hanks' compensation package, with less emphasis on fixed base pay.

        In light of the company's successful emergence from bankruptcy and financial performance during the year, Mr. Hanks received incentive compensation of $1,461,600 for 2002, $600,000 of which was guaranteed under the terms of his retention agreement. In early 2003, Mr. Hanks received additional emergence incentive and retention payments totaling $1,260,000, and in September 2003 will receive an additional retention payment of $360,000, if he remains employed by the company; those payments will be reported as compensation for 2003.

        On January 25, 2002, under the terms of Washington Group's Plan of Reorganization, Mr. Hanks was awarded options to purchase 150,000 shares of common stock with an exercise price of $24.00 per share. The options vest in three equal increments on January 25, 2002, January 25, 2003, and January 25, 2004.

Cordell Reed, Chairman Michael R. D'Appolonia William J. Flanagan C. Scott Greer

COMPANY STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return on our common stock since the company's emergence from bankruptcy protection on January 25, 2002, with the Russell 2000 Index and a peer group during the same period. The graph shows the value, as of December 31, 2002 and March 31, 2003, of $100 invested in our common stock or the indices on January 28, 2002 (the first date of trading following the date of our emergence from bankruptcy protection), and assumes the reinvestment of all dividends. Historical stock price information is not necessarily indicative of future stock price performance.

        A list of the companies we selected as a peer group index follows the graph below.

Peer group: Arch Coal, Inc.; Fluor Corporation; Foster Wheeler Corporation; Granite Construction Incorporated; Jacobs Engineering Group Inc.; Michael Baker Corp.; Perini Corporation; The Shaw Group Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the total compensation for each of the last three fiscal years for Mr. Hanks and each of the four other most highly compensated executive officers who were serving as such at the end of fiscal year 2002, plus Mr. Charles Oliver, who would have been included but for the fact that he was no longer serving as a corporate officer at such fiscal year end (collectively, the "Named Executives").

Summary Compensation Table

		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)	Securities Underlying Options/ SARs (#)	All Other Comp. ($)
Stephen G. Hanks President and Chief Executive Officer	2002 2001 2000	600,000 524,616 410,769	1,461,600 300,000 200,000	23,058(2) 212,593(4) 22,049(5)	150,000 0 300,000(6)	74,827(3) 47,920 35,744
George H. Juetten Executive Vice President and Chief Financial Officer	2002 2001 2000	368,847 302,886 —	724,267 175,000 —	0 0 —	100,000 75,000(6) —	10,000(7) 8,500 —
Ambrose L. Schwallie Executive Vice President and President of Defense	2002 2001 2000	375,000 367,708 338,747	683,125 187,500 175,000	63,771(8) 12,354(10) 10,250(11)	55,000 0 180,000(6)	6,000(9) 5,103 6,148
G. Bretnell Williams Executive Vice President and President of Washington Services	2002 2001 2000	325,000 319,407 237,334	592,042 162,500 75,000	5,880(12) 389,019(14) 6,192(15)	15,000 25,000(6) 15,000(6)	45,859(13) 19,243 11,703
Thomas H. Zarges Senior Executive Vice President and Chief Operating Officer	2002 2001 2000	440,000 436,539 411,539	801,533 220,000 175,000	14,987(16) 301,958(18) 16,228(19)	55,000 25,000(6) 180,000(6)	42,626(17) 253,635 25,283
Charles R. Oliver Former Senior Executive Vice President and Chief Operating Officer	2002 2001 2000	450,000 400,096 —	864,500 225,000 —	0 0 —	50,000 100,000(6)	10,000(20) 43,808 —

(1)	Additional amounts were paid to the Named Executives other than Mr. Oliver in early 2003 under the terms of their Retention Agreements and as deferred incentive related to our emergence from bankruptcy protection and will be disclosed in this table in the Annual Proxy Statement for the 2004 Annual Meeting of Stockholders.
(2)
Consists of disability insurance premium of $10,712, imputed income of $1,128 in connection with an executive life insurance policy and tax gross-up of $11,218 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 3 to this table.
(3)
Consists of $10,000 of matching contributions to Mr. Hanks' 401(k) account, service recognition of $9,750 and $55,077 representing Mr. Hanks' interest in his executive life insurance policy's cash surrender value as projected on an actuarial basis attributable to the 2002 premium.
(4)
Consists of disability insurance premium of $10,712, imputed income of $810 in connection with an executive term life insurance policy, tax gross-up of $10,916 on the foregoing disability insurance premium and the value of the term life insurance premium reported in the last column of this table and distribution of $190,155 in connection with the termination of the company's Deferred Compensation Plan.
(5)
Consists of disability insurance premium of $10,712, imputed income of $610 in connection with an executive life insurance policy and tax gross-up of $10,727 on the foregoing disability insurance premium and the value of the term life insurance premium reported in the last column of this table.
(6)
These numbers notwithstanding, effective as of January 25, 2002, all of these options were canceled pursuant to the Plan of Reorganization; therefore, none of these options are currently exercisable or will become exercisable at any time in the future.

(7)	Matching contributions to Mr. Juetten's 401(k) account.
(8)	Consists of travel allowance of $59,988 and $3,783 for personal financial planning services.
(9)	Matching contributions to Mr. Schwallie's 401(k) account.
(10)	Consists of perquisite allowance of $8,000 and $4,354 for personal financial planning services.
(11)	Consists of $8,000 perquisite allowance and $2,250 for personal financial planning services.
(12)
Consists of imputed income of $3,075 in connection with an executive term life insurance policy and tax gross-up of $2,805 on the value of the term life insurance premium reported under footnote 13 to this table.
(13)
Consists of $10,000 of matching contributions to Mr. Williams' 401(k) account, service recognition of $3,958, $6,256 resulting from Mr. Williams' decision to sell a portion of his paid time off, a pension payment of $1,510 and $24,135 representing Mr. Williams' interest in his executive life insurance policy's cash surrender value as projected on an actuarial basis attributable to the 2002 premium.
(14)
Consists of imputed income of $3,725 in connection with an executive term life insurance policy, tax gross-up of $3,717 on the value of the term life insurance premium reported in the last column of this table and a distribution of $381,577 in connection with the termination of the company's Deferred Compensation Plan.
(15)
Consists of imputed income of $3,099 in connection with an executive term life insurance policy and tax gross-up of $3,093 on the value of the term life insurance premium reported in the last column of this table.
(16)
Consists of disability insurance premium of $7,546, imputed income of $959 in connection with an executive life insurance policy and tax gross-up of $6,482 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 17 to this table.
(17)
Consists of $10,000 of matching contributions to Mr. Zarges' 401(k) account and $32,626 representing Mr. Zarges' interest in his executive life insurance policy's cash surrender value as projected on an actuarial basis attributable to the 2002 premium.
(18)
Consists of disability insurance premium of $7,441, imputed income of $889 in connection with an executive term life insurance policy, tax gross-up of $6,309 on the foregoing disability insurance premium and the value of the term life insurance premium reported in the last column of this table, reimbursement for $9,000 of incidental expenses in connection with relocation and distribution of $278,319 in connection with the termination of the company's Deferred Compensation Plan.
(19)
Consists of disability insurance premium of $7,342, imputed income of $780 in connection with an executive life insurance policy and tax gross-up of $8,106 on the foregoing disability insurance premium and the value of the term life insurance premium reported in the last column of this table.
(20)	Matching contributions to Mr. Oliver's 401(k) account.

Stock Options

        The following information sets forth information about the stock options awarded to the Named Executives during fiscal year 2002, including a theoretical grant date present value for each award:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%($)	10%($)
Stephen G. Hanks	150,000	9.1%	$24.00	1/25/2012	1,775,352	4,959,350
George H. Juetten	100,000	6.1%	$24.00	1/25/2012	1,183,568	3,306,233
Ambrose L. Schwallie	55,000	3.4%	$24.00	2/18/2012	418,031	1,447,523
G. Bretnell Williams	15,000	0.9%	$24.00	1/25/2012	177,535	495,935
Thomas H. Zarges	55,000	3.4%	$24.00	1/25/2012	650,963	1,818,428
Charles R. Oliver	50,000	3.0%	$24.00	1/25/2007	203,910	571,561

(1)
The options awarded to Messrs. Hanks, Juetten, Williams and Zarges were granted on January 25, 2002. The options awarded to Mr. Schwallie were granted on February 18, 2002. All of these options were granted at an exercise price of $24.00 per share and vest in three equal installments on each of the date of grant and the first two anniversaries of the date of grant. These options expire on the tenth anniversary of the date of grant. The options awarded to Mr. Oliver were also granted on January 25, 2002, at an exercise price of $24.00 per share and vest in two equal installments on each of the date of grant and the first anniversary of the date of grant. Mr. Oliver's options expire on the fifth anniversary of the date of grant. The exercise price of the above options is greater than the fair market value (as defined in the company's 2002 Plan) of the shares on the date of grant. The fair market value on the date of grant was $19.40 for options granted to Mr. Schwallie and $22.00 for options granted to Messrs. Hanks, Juetten, Williams, Zarges and Oliver. Shares purchased upon the exercise of the options are to be paid for in cash or, at the discretion of the Board, through delivery of other shares of the company's common stock with value equal to the total exercise price, through the surrender of shares of common stock then issuable upon the exercise of the option having a fair market value on the date of option exercise equal to the aggregate purchase price, or with a combination of the foregoing. The company is entitled to require payment in cash or a deduction from other compensation payable to the optionee of any sums required by federal, state or local tax to be withheld with respect to the issuance, vesting or exercise of the above options. At the discretion of the Board, the optionee may elect to have the company withhold shares of common stock having a fair market value equal to the sums required to be withheld for the payment of taxes.

        The following table sets forth certain information about option exercises during fiscal year 2002 by the Named Executives and the value of their unexercised options at the end of the year:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)	Value of Unexercised, In-the-Money Options/SARs at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Stephen G. Hanks	0	0	50,000 / 100,000	0 / 0
George H. Juetten	0	0	33,334 / 66,666	0 / 0
Ambrose L. Schwallie	0	0	18,334 / 36,666	0 / 0
G. Bretnell Williams	0	0	5,000 / 10,000	0 / 0
Thomas H. Zarges	0	0	18,334 / 36,666	0 / 0
Charles R. Oliver	0	0	25,000 / 25,000	0 / 0

Pension

        Mr. Hanks and Mr. Williams are entitled to pension benefits payable under the terms of group annuity contracts purchased upon the termination of the Morrison Knudsen Corporation Retirement Plan of 1970 and the Morrison Knudsen Corporation Retirement Plan of 1988 (the "1988 Retirement Plan"). These plans were terminated December 12, 1987, and October 31, 1997, respectively. Assuming a five-year certain and life annuity upon normal retirement, Mr. Hanks' total annual benefit at age 65 would be $7,142. Mr. Williams has been receiving a monthly pension benefit since January 1, 1997 in the amount of $3,769. For purposes of this benefit, Mr. Hanks and Mr. Williams have 12 years and 11 years of credited service with the company, respectively.

        Mr. Schwallie is eligible for retirement benefits under the Westinghouse Government Services Group Pension Plan (the "WGS Plan"), the Westinghouse Savannah River Company/Bechtel Savannah River, Inc. Pension Plan (the "WSRC Plan") and the Westinghouse Government Services Group Executive Pension Plan (the "WGS Executive Pension Plan") (collectively, the "Westinghouse Pension Plans").

        The WGS Plan and the WSRC Plan are defined benefit plans designed to provide retirement income related to an employee's salary and years of active service. Participant contributions are required in the WGS Plan. All of our contributions are actuarially determined. Benefits under the WGS Plan are calculated as 2% of eligible compensation for each year of credited service. As of January 3, 2003, Mr. Schwallie had earned a monthly pension benefit of $900 under the WGS Plan.

        Benefits under the WSRC Plan are calculated as either (a) 1.2% or (b) 1.5% less the primary social security benefit, whichever is greater, of the average of the three highest eligible compensation years times the number of years of credited service. As of January 3, 2003, Mr. Schwallie had earned a monthly pension benefit of $1,875.

        The WGS Executive Pension Plan, which was frozen effective June 30, 2001, provides for supplemental pension payments, provided certain eligibility requirements are met. Such payments, when added to the pensions under the WGS Plan and the WSRC Plan as of June 30, 2001, result in a total average pension equal to 1.47% for each year of credited service multiplied by the employee's average annual compensation as defined by the WGS Executive Pension Plan. Average annual compensation is equal to the average of the five highest annualized base salaries plus the average of the five highest annual incentive awards, each in the last ten years of employment prior to June 30, 2001. In the event of retirement prior to age 60, the total annual pension would be reduced by an amount equal to the reduction in the benefits payable under the WGS Plan and the WSRC Plan as of June 30, 2001. Mr. Schwallie has a frozen monthly supplemental pension payment under the WGS Executive Pension Plan of $13,785.

Retention Agreements

        In March of 2001, we entered into retention agreements with Messrs. Hanks, Juetten, Schwallie, Williams, Zarges and Oliver, as part of a program to retain key personnel in order to preserve the value of the business and to optimize our financial and operational performance. Each retention agreement provides a retention bonus as well as a severance benefit, payable under certain conditions. The agreements for executives other than Mr. Oliver were amended in 2002 to provide retention payments for an additional year and to extend severance protection through the end of 2003. The amendments also increased the amount payable to the executives if their employment is terminated after a change in control.

        Under the terms of the retention agreements entered into with Messrs. Hanks, Juetten, Schwallie, Williams and Zarges, we agreed to pay each of them individually a retention payment equal to 0.5 times their individual "Target Bonus" on each of September 1, 2001, March 1, 2002, September 1, 2002, March 1, 2003, and September 1, 2003, each such payment to be payable provided that the executive is still employed by us on the applicable payment date. Mr. Oliver's retention agreement provided for three retention payments equal to 0.5 times his "Target Bonus" on September 1, 2001, March 1, 2002, and

September 1, 2002, contingent upon his continued employment on the applicable payment date. Mr. Hanks' Target Bonus is 120% of his annual base salary, and the Target Bonus for each of Messrs. Juetten, Schwallie, Williams, Zarges and Oliver is 100% of annual base salary. Payment of the first installment to Mr. Hanks was postponed until our emergence from bankruptcy protection on January 25, 2002. If any executive's employment with us were to terminate before any of the above payment dates due to his death or disability, we would pay to him, or his estate, a pro rated portion of the payment otherwise due based upon the number of days he remained employed by us since the previous payment date. The retention agreements further provide that if the applicable executive's employment with us is terminated before December 31, 2003 (December 31, 2002 for Mr. Oliver) (other than for cause or by reason of his death, disability or voluntary resignation or retirement), we will pay to him a severance benefit equal to the sum of his base salary and his Target Bonus. If, following a change in control, such executive's base salary is reduced or he is asked to relocate to a city more than 50 miles from the office or location in which he is based on the date of the change in control and he resigns employment before December 31, 2003 (December 31, 2002 for Mr. Oliver), rather than accepting such reduction in base salary or change of location, we will pay to him a severance benefit equal to twice the sum of his base salary and his Target Bonus. If a severance benefit is payable, the executive also would receive an amount equal to the pro rated portion of the next retention bonus payment, if any, that would otherwise be payable if his employment had not been terminated, based on the number of days he remained employed by us since the previous payment date. Mr. Hanks' agreement provides that he will be entitled to the severance benefits upon a change in control before December 31, 2003, without regard to whether his salary is reduced or he is asked to relocate.

        Retention payments made in March and September 2002 are included in the "Bonus" column of the Summary Compensation Table for fiscal year 2002. The Named Executives received retention payments of the following amounts in March 2003 and will receive another payment of the same amount in September 2003, if they remain employed by the company: Mr. Hanks—$360,000; Mr. Juetten—$192,500; Mr. Schwallie—$187,500; Mr. Williams—$162,500; and Mr. Zarges—$220,000. Mr. Oliver's retention agreement expired on December 31, 2002.

Stock Ownership Guidelines

        Consistent with an emphasis on higher standards of corporate governance, the Board believes that officers demonstrate their commitment to and belief in the long-term profitability of the company by holding an equity position in the company. Accordingly, the Board has adopted a set of stock ownership guidelines for senior executive officers.

        The stock ownership guidelines specify substantial minimum amounts of our common stock that certain executive officers should seek to acquire and maintain. The guidelines also require a one-year holding period for company stock acquired upon the exercise of a stock option. When the holding period ends, an executive may not sell more than 50% of the stock acquired upon exercise of the option until he or she satisfies the applicable stock ownership guideline. Executives are expected to work toward satisfying the applicable stock ownership guideline within five years of becoming subject to the guideline. In determining whether a particular ownership target is satisfied, we do not count shares underlying outstanding options or shares of unvested restricted stock.

Certain Relationships and Related Transactions

        During fiscal year 2002, we purchased assorted equipment and supplies from Flowserve Corporation, a manufacturer of flow management systems, and its affiliated companies (collectively, "Flowserve") in connection with the performance of some of our contracts in the ordinary course of our business. Mr. Greer is Chairman, President and Chief Executive Officer of Flowserve Corporation. All of these purchases were at rates and on terms generally available in the marketplace. The amount we paid to Flowserve for equipment and supplies in fiscal year 2002 was not material to us, Flowserve or Mr. Greer.

        From time to time, we engaged Relational Advisors LLC, an investment advisory and consulting firm, formerly known as Batchelder & Partners, Inc., of which Mr. Batchelder is a principal, to act as our financial advisor with respect to potential acquisitions and divestitures, pursuant to written engagement agreements. Such agreements traditionally include reimbursement of out-of-pocket expenses and our payment of a success fee based on the value of the transaction, payable upon completion of the transaction. Some engagement agreements for larger potential transactions may also include payment of a retainer. The potential acquisitions and divestitures, including the specific details of the engagement agreements between the company and BPI, were generally subject to strict confidentiality agreements.

        In March 2001, we entered into an agreement with BPI pursuant to which we were to pay a monthly retainer of $100,000. Due to our filing for reorganization under Chapter 11 on May 14, 2001, subsequent retainer fees were not paid; however, under our Plan of Reorganization, the agreement was assumed and all amounts owing under the agreement (i.e., retainer amounts from June 1, 2001 forward) were brought current promptly after the effective date of the Plan of Reorganization. Accordingly, on February 21, 2002, we paid $700,000 in retainer fees for June through December 2001. With the consent of both the company and BPI, all retainer agreements between the two parties expired upon our emergence from bankruptcy protection on January 25, 2002.

        In January 2001, we entered into an agreement with an insurance brokerage firm owned by a former director, under which the brokerage firm received an annual fixed fee of $850,000, which was paid in equal quarterly installments. All insurance commissions earned on policies purchased for us were credited 100% against the fee. In addition, the brokerage firm performed miscellaneous tasks for us on an hourly basis. The agreement with the brokerage firm was terminated on July 3, 2002.

        Mr. Washington is the founder and owner of Washington Corporations ("WC"). We chartered a corporate jet from WC and WC Leasing Corporation ("WC Leasing"), a wholly owned subsidiary of WC, in connection with our business. During fiscal year 2002, we paid WC and WC Leasing approximately $2,080,000 for such jet usage and related services.

        As the pit mine operator at the Pipestone Mine Project in Montana, we sell ballast to Montana Rail Link, Inc., a corporation owned by Mr. Washington. During fiscal year 2002, we realized revenues totaling $2,400,000 from such ballast sales.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with, among others, the Securities and Exchange Commission and to furnish us with copies.

        When we emerged from bankruptcy protection on January 25, 2002, an interim Board of Directors served under our Plan of Reorganization pending the designation of members of our new Board. On January 25, 2002, before the first meeting of the interim Board, Thomas McGraw, one of the individuals designated as a member of the interim Board, declined to serve as a director. It is uncertain whether Mr. McGraw was ever a director of the company. He filed an Initial Statement of Beneficial Ownership of Securities (Form 3) on March 29, 2002, with a footnote stating his belief that he was not subject to Section 16. If he was subject to Section 16, this Form 3 filing was late.

        Aside from Mr. McGraw's Form 3 filing, we believe, based on our review of copies of such forms or written representations from certain reporting persons, that all directors, executive officers, officers and beneficial owners of greater than 10% of our outstanding common stock complied with the filing requirements applicable to them during fiscal 2002.

Security Ownership of Certain Persons

        The following table shows, as of March 15, 2003, those entities known to us to beneficially own more than 5% of the outstanding shares of common stock of the company. It also indicates the numbers of shares owned by the directors of the company, the Named Executives and all of the directors and executive officers of the company as a group:

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership as of March 15, 2003(2)	Rights to Acquire within 60 days of March 15, 2003(3)	Percent of Class(4)
Five Percent Owners:
Resurgence Asset Management, L.L.C.(5) Resurgence Asset Management International, L.L.C.(5) Re/Enterprise Asset Management, L.L.C.(5) 10 New King Street White Plains, NY 10604	2,201,931	15,649	8.8%
Directors and Nominees:
David H. Batchelder	13,334	13,334	*
Michael R. D'Appolonia	13,334	13,334	*
William J. Flanagan	13,334	13,334	*
C. Scott Greer	13,334	13,334	*
William H. Mallender	13,334	13,334	*
Michael P. Monaco	13,334	13,334	*
Cordell Reed	13,334	13,334	*
Dennis R. Washington	2,149,401	2,149,401	7.92%
Bettina M. Whyte	13,334	13,334	*
Dennis K. Williams	13,334	13,334	*
Named Executives:
Stephen G. Hanks	100,000	100,000	*
George H. Juetten	66,667	66,667	*
Ambrose L. Schwallie	36,667	36,667	*
G. Bretnell Williams	10,000	10,000	*
Thomas H. Zarges	36,667	36,667	*
Charles R. Oliver	50,000	50,000	*
All Directors and Executive Officers as a Group: (21 persons)	2,706,844	2,706,844	9.75%

*
Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Except as otherwise indicated the mailing address of each person shown is c/o Washington Group International, Inc., 720 Park Boulevard, Boise, Idaho 83712.

(2)
For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of securities or the sole or shared power to dispose of or direct the disposition of the securities, and a person is considered to be the beneficial owner of shares if that person has the right to acquire the beneficial ownership of the shares within 60 days of March 15, 2003. Unless otherwise noted, the beneficial owners have sole voting and dispositive power over their shares listed in this column.

(3)
The individuals shown, with the exception of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C and RE/Enterprise Asset Management, L.L.C. (collectively, "Resurgence"), have the right to acquire these shares by exercise of stock options which have vested or will vest within 60 days of March 15, 2003. Resurgence has the right to acquire 15,649 shares by exercise of currently vested warrants. These shares are included in the amounts shown in the second column to this table.

(4)
The percentages shown are calculated based upon the number of shares of our common stock shown in the second column of this table, which includes shares that the stockholder has the right to acquire beneficial ownership of within 60 days of March 15, 2003.

(5)
As set forth in their Form SC 13G filed with the Securities and Exchange Commission on February 12, 2003, Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C and RE/Enterprise Asset Management, L.L.C. have disclaimed beneficial ownership of the shares reported in columns 2 and 3 to this table.

        When we emerged from bankruptcy, 5,000,000 shares of our common stock were placed in trust to be distributed to unsecured creditors pursuant to our Plan of Reorganization. As of April 3, 2003, 3,761,021 of those shares were not yet distributed. Under a written agreement with the trustee and the committee representing the unsecured creditors, any undistributed stock will be voted as recommended by the Board unless the committee directs that the undistributed shares be voted in proportion to the votes cast or abstentions claimed by all other shareholders eligible to vote.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

        Any stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy for next year's Annual Meeting of Stockholders, expected to be held in May 2004, must be received by our Secretary at our principal executive offices located at 720 Park Boulevard, Boise, Idaho 83712, no later than December 12, 2003.

SOLICITATION OF PROXIES

        Washington Group will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors and regular employees of the company. In addition, we will utilize the services of Georgeson Shareholder Communications Inc. of New York, New York, an independent proxy solicitation firm, and will pay $8,500 plus reasonable expenses as compensation for those services. We may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.

Dated: April 9, 2003	BY ORDER OF THE BOARD OF DIRECTORS Washington Group International, Inc. Craig G. Taylor Secretary

APPENDIX A—AUDIT REVIEW COMMITTEE CHARTER

PURPOSE:

        The primary functions of the Audit Review Committee (the "Committee") are to (a) assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities relating to (i) the accounting, reporting and financial practices of Washington Group International, Inc. (the "Company"), including the integrity of the financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the outside auditor's qualifications and independence, and (iv) the performance of the outside auditors and the Company's internal audit function; and (b) prepare the Committee's report, made pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), to be included in the Company's annual proxy statement.

MEMBERSHIP AND PROCEDURES:

Membership and Appointment

        The Committee shall be comprised of three (3) or more directors, or such other number as shall be determined from time to time by the Board based on recommendations from the Committee, if any.

        The Committee shall provide for the orientation of new Committee members and the continuing education of existing Committee members.

Qualifications

1.
Each Committee member shall be financially literate and shall have a working familiarity with basic finance and accounting practices. The Board shall determine whether, in its business judgment, each director meets the financial literacy requirement.

2.
At least one member of the Committee shall have accounting or related financial management expertise sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any rules promulgated thereunder by the Securities and Exchange Commission ("SEC") and the listing standards of the NASDAQ Stock Market, Inc. ("NASDAQ"), as determined by the Board in its business judgment. The designation of the financial expert shall not (a) impose any duties, obligations or liability greater than the duties, obligations and liability imposed on any other member of the Committee or Board, or (b) affect the duties, obligations or liability of any other member of the Committee or Board.

Removal

        The entire Committee or any individual Committee members may be removed from office without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Chairperson

        A chairperson of the Committee (the "Chairperson") may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Committee Chairperson shall, in consultation with the other members of the Committee, the Company's outside auditor and appropriate officers of the Company, be responsible for calling meetings of the

Committee, establishing the agenda for the meetings and supervising the conduct of the meetings. The chairpersonship of the Committee may rotate as the Committee deems appropriate.

Secretary

        The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a director.

Independence

        Each member of the Committee shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In determining independence, the Board shall observe the requirements of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC and NASDAQ.

Delegation

        The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolution of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all of the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board when required.

        Each Committee member shall receive as compensation from the Company only director's fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a Board committee).

Authority to Retain Advisors

        The Committee has the authority to retain outside counsel or other advisors as it deems necessary to assist in the performance of its functions. The Committee has the sole authority to approve related fees and retention terms.

Meetings

        The Committee shall meet at least four (4) times annually in person, or more frequently, as circumstances dictate. The Committee will meet with management, the outside auditor, internal auditor, and others in separate private sessions to discuss any matter that the Committee, management, the outside auditor, internal auditor, or such others believe should be discussed privately.

RESPONSIBILITIES AND DUTIES:

        The following shall be the common recurring responsibilities and duties of the Committee in carrying out its functions. These responsibilities and duties are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

          1.  Outside Auditor: The Committee is responsible for the outside auditor. The Committee has the authority and responsibility to select, evaluate, determine compensation for, and, where appropriate, replace the outside auditor. The Committee shall, at least annually, review and evaluate the lead partner of the outside auditor and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company's audit team.

          2.  Independence of Outside Auditor: At least annually, review and discuss the formal written statement provided by the outside auditor delineating all relationships between the auditor and the Company in accordance with Independence Standards Board Standard No. 1, as it may be modified or supplemented. Actively engage in dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. Take appropriate action in response to the outside auditor's report to ensure the outside auditor's independence.

          3.  Committee Charter: Review and update this Charter at least annually, or more frequently, as circumstances dictate. Recommend to the full Board that it adopt the Committee's Charter. Conduct and review with the Board annually an evaluation of the Committee's performance with respect to the requirements of the Charter.

          4.  Financial Statements: Prior to public release, review and discuss with the appropriate officers of the Company and the outside auditor the annual audited and quarterly unaudited financial statements of the Company, including (a) the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operation," and (b) the disclosures regarding internal controls and other matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

          5.  Audit and Non-Audit Services: Pre-approve all engagement fees, terms and services and all non-audit engagements with the Company's outside auditor.

          6.  External Audit Plans: Review and discuss with the outside auditor its plans for, and the scope of, its annual audit and other examinations.

          7.  Conduct of Audit: Review and discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented, relating to the conduct of the audit as well as any audit problems or difficulties and management's response. Discuss similar matters relating to interim reviews of financial statements with management and the outside auditor. Decide all unresolved disagreements between management and the outside auditor regarding financial reporting.

          8.  External Audit Results: Review and discuss with the outside auditor its annual audit report, the accompanying management letter, if any, the reports of its reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside the course of the outside auditor's normal audit procedures that the outside auditor may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC and, as appropriate, (a) a review of major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and (ii) the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) a review of analyses prepared by management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternate GAAP methods on the financial statements; and (c) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

          9.  Internal Audit Plans: Review and discuss with the senior internal audit executive and appropriate members of the internal audit staff the Company's plans for, and the scope of, its ongoing internal audit activities.

        10.  Internal Audit Reports: Review and discuss with the senior internal audit executive the regular internal reports to management prepared by the internal auditing department along with management's response to such reports.

        11.  Systems of Disclosure Controls and Internal Accounting Controls: Review and discuss with the outside auditor, the senior internal audit executive, the General Counsel, the Chairperson of the Company's Disclosure Committee, and other members of management or their respective staffs, as deemed appropriate by the Committee Chairperson, the adequacy of the Company's disclosure controls and internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

        12.  Exchange Act: Obtain assurance from the outside auditor that Section 10A of the Exchange Act has not been implicated.

        13.  Procedures for Complaints: Establish procedures for receiving and handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

        14.  Other Matters: Review and discuss such other matters relating to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its sole discretion, deem appropriate in connection with the review functions described above.

        15.  Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate, but in no event less than once a year. The report shall include the Committee's conclusion with respect to its evaluation of the outside auditor.

        16.  Annual Report: Prepare, with assistance of management, the outside auditor and legal counsel, an annual report relating to the Company's annual meeting of stockholders that complies with the requirements of all applicable federal securities laws for inclusion in the Company's proxy or information statement.

        17.  Additional Functions: The Committee shall perform, and shall have the resources and authority to perform, such additional functions as may be required to be performed by it pursuant to the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder by the SEC and the listing standards of the NYSE or NASDAQ, to the extent applicable to the Company.

APPENDIX B—COMPENSATION COMMITTEE CHARTER

PURPOSE:

        The purpose of the Committee shall be to (i) develop and recommend to the Board of Directors (the "Board") the Company's executive compensation program, (ii) establish compensation of the Company's executive officers, and (iii) in accordance with federal securities laws, prepare an annual report on executive compensation for inclusion in the proxy statement relating to the Company's annual meeting of stockholders.

MEMBERSHIP AND PROCEDURES:

Membership and Appointment

        The Committee shall be comprised of three (3) or more directors, or such other number as shall be determined from time to time by the Board based on recommendations from the Committee, if any.

Removal

        The entire Committee or any individual Committee members may be removed from office without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Chairperson

        A chairperson of the Committee (the "Chairperson") may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

        The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a director.

Independence

        Each member shall meet the objective test of "independence" which has been established by the Board or, in the absence of such test, the Board shall make an individual determination that such director is independent within the meaning of any applicable law or regulation or any listing standard or rule established by the NASDAQ Stock Market, Inc. and applicable to the Committee.

Delegation

        The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolution of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the

Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board when required.

Authority to Retain Advisors

        In the course of its duties, the Committee shall have the sole authority, at the Company's expense, to engage and terminate consultants and independent advisors, as the Committee deems advisable, to assist in the evaluation of director or executive officer compensation, including the sole authority to approve the consultant or advisor's fees and other retention terms.

Evaluation

        The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board.

RESPONSIBILITIES AND DUTIES

        The following shall be the common recurring responsibilities and duties of the Committee in carrying out its functions. These responsibilities and duties are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

        1.    To develop and recommend to the Board the Company's compensation policy.

        2.    To develop and recommend to the Board a non-employee director stock-based compensation program.

        3.    To develop and recommend to the Board non-employee director compensation in relation to other comparable companies and in light of such factors the Company deems appropriate.

        4.    To review and evaluate, at least annually, the performance of the Chief Executive Officer and to recommend to the Board the compensation of the Chief Executive Officer.

        5.    To review, ratify and recommend to the Board all grants of stock-based compensation to employees. The Committee will also oversee the individuals and committees responsible for administering these plans and monitor compliance with plan provisions and applicable law.

        6.    To review and approve, at least annually, corporate goals and objectives relating to the compensation of the executive officers of the Company. The Committee will evaluate the performances of the executive officers in light of the corporate goals and objectives and set such executive officers' compensation based on those evaluations and other such factors as it deems appropriate.

        7.    To prepare and approve a budget for annual salary increases for the employees and executive officers of the Company.

        8.    The Committee shall report its activities to the Board at least annually and in such manner and at such times as the Committee or the Board deems appropriate.

        9.    The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

APPENDIX C—NOMINATING AND GOVERNANCE COMMITTEE CHARTER

PURPOSE

        The purpose of the Nominating and Governance Committee (the "Committee") shall be to assist the Board of Directors (the "Board") in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company's corporate governance guidelines.

MEMBERSHIP AND PROCEDURES:

Membership and Appointment

        The Committee shall be comprised of three (3) or more directors, or such other number as shall be determined from time to time by the Board based on recommendations from the Committee, if any.

Removal

        The entire Committee or any individual Committee members may be removed from office without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Chairperson

        A chairperson of the Committee (the "Chairperson") may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

        The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a director.

Independence

        Each member shall meet the objective test of "independence" which has been established by the Board or, in the absence of such test, the Board shall make an individual determination that such director is independent within the meaning of any applicable law or regulation or any listing standard or rule established by the NASDAQ Stock Market, Inc. and applicable to the Committee.

Delegation

        The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolution of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board when required.

Authority to Retain Advisors

        In the course of its duties, the Committee shall have the sole authority, at the Company's expense, to engage and terminate consultants or search firms, as the Committee deems advisable, to identify director candidates, including the sole authority to approve the consultant or search firm's fees and other retention terms.

Evaluation

        The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board. In addition, the Committee shall lead the Board in an annual self-evaluation process, including the self-evaluation of each Board committee, and report its conclusions and any further recommendations to the Board.

RESPONSIBILITIES AND DUTIES:

        The following shall be the common recurring responsibilities and duties of the Committee in carrying out its functions. These responsibilities and duties are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

        1.    To lead the search for individuals qualified to become members of the Board, to select director nominees to be presented for shareowner approval at the annual meeting and to review the qualifications of and make recommendations to the Board regarding director nominations submitted to the Company. The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareowners.

        2.    To evaluate whether an individual director should be nominated for re-election to the Board upon expiration of such director's term.

        3.    To review the Board's committee structure and to recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

        4.    To develop and recommend to the Board for its approval a set of corporate governance guidelines applicable to the Board and the Company's employees. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

        5.    To develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluations.

        6.    To develop and recommend to the Board, at least annually, a succession plan, which shall include appropriate contingencies in case the Chief Executive Officer or any other executive officer retires, resigns or is incapacitated. The Committee shall assist the Board in evaluating potential successors to the Chief Executive Officer.

        7.    To review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

APPENDIX D

WASHINGTON GROUP INTERNATIONAL, INC.
SHORT-TERM INCENTIVE PLAN

effective as of

January 1, 2003

WASHINGTON GROUP INTERNATIONAL, INC.
SHORT-TERM INCENTIVE PLAN

        1.    Purpose.    The purpose of this Short-Term Incentive Plan (the "Plan") is to provide to certain employees of Washington Group International, Inc. (the "Corporation") and its subsidiaries (collectively the "Company") opportunities for annual incentive compensation, dependent upon the successful achievement of specific performance goals, that will attract and retain high caliber employees.

        2.    Effective Date.    The Plan is subject to approval by the shareholders of the Corporation. Upon such approval, the Effective Date of the Plan shall be January 1, 2003.

        3.    Definitions.    As used in this Plan:

        "Administrative Committee" means the committee appointed by the Board pursuant to Section 13(a) of this Plan to administer the Plan.

        "Board" means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee, such committee.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Compensation Committee" means the Compensation Committee of the Board.

        "Covered Employee" means a Participant who is, or who the Administrative Committee determines may eventually become, a "covered employee" within the meaning of section 162(m) of the Code (or any successor provision).

        "Participant" means an employee of the Company eligible to participate in the Plan who has been designated to receive an award under the Plan as provided in Section 4 of the Plan.

        "Target Amount" means the target amount of incentive award established for a Participant for a fiscal year pursuant to Section 5 of the Plan.

        4.    Eligibility and Participation.    Employees of the Company who are officers of the Corporation, who are functional leaders or who hold positions with a job title of vice president or higher (e.g., vice president, senior vice president, executive vice president, senior executive vice president, business unit president, etc.) will be eligible to participate in the Plan. From the group of eligible employees, the Office of the Chairman will designate at the beginning of each year those employees who will participate in the Plan and be eligible to receive awards for that year; provided, however, that the Compensation Committee must approve the participation of all officers of the Corporation and all employees who may be "Covered Employees." Newly hired or newly promoted employees may be added as Plan Participants during the course of a year with the appropriate approvals. However, awards to such participants shall be prorated for the portion of the year that they actually participated in the Plan.

        5.    Target Incentives.    Before the beginning of each fiscal year, the Administrative Committee will establish a Target Amount of incentive compensation for each Plan Participant for the coming year. The Target Amount shall be expressed as a percentage of the Participant's base salary in effect as of the end of the fiscal year. The Target Amount is not guaranteed. Rather, it reflects the amount that will be payable if expected performance levels set by the Administrative Committee are achieved. Actual incentive awards may be smaller or larger than the Target Amounts depending on actual results.

        6.    Performance Measures.    The Administrative Committee will set corporate and business unit performance goals using one or more of the following performance measures:

Corporate Measures	Business Unit Measures
return on invested capital, equity or assets
after-tax profit
earnings
earnings per share
share price
total shareholder return
operating earnings
volume of new work
new work margin
productivity improvement
gross profit
return on capital employed
general & administrative cost as a percent of revenue	return on invested capital or assets after-tax profit earnings operating earnings volume of new work new work margin productivity improvement gross profit return on capital employed

For employees in the following positions, only quantifiable goals based upon one or more of the foregoing performance measures will be used to calculate incentive awards under this plan: president and/or chief executive officer of the Corporation, corporate senior executive vice president, corporate executive vice president and president of a business unit. The performance of other Participants will be measured both by one or more of the foregoing quantifiable performance measures and by non-quantifiable measures such as the promotion of safety, diversity, and cooperation among business units and the exemplification of the Company's core values.

        7.    Weighting of Performance Measures.    After selecting the performance measures to be used for each Participant in any fiscal year, the Administrative Committee will assign a weight to each performance measure to be used in calculating the actual award. The Administrative Committee may assign different weights to the same performance measure for different Participants. For example, the Administrative Committee may assign corporate after-tax profit a weight of 50% for a corporate executive vice president and a weight of 35% for a business unit president.

        8.    Performance Goals.    At the beginning of each fiscal year, but in no event later than 90 days after the commencement of the fiscal year, the Administrative Committee will set three levels of goals for each performance measure to be used in the formula for calculating the amount of any incentive award.

  a.
  The "threshold" level will be the minimum level of performance that must be reached before any short-term incentive compensation is payable. The Administrative Committee also will determine what percentage of the weighted Target Amount will be payable if the "threshold" level of performance is achieved. If performance is below the "threshold" level, no short-term incentive compensation attributable to that performance measure will be payable.

  b.
  The "ambitious but expected" level is the level at which 100% of the Target Amount attributable to that performance measure will be payable.

  c.
  The "clearly outstanding" level will establish a stretch goal, at which 150% of the Target Amount attributable to that performance measure will be payable. No more than 150% of the Target Amount may be paid to any Participant under this Plan for any fiscal year.

For actual performance between any two of the predetermined levels set by the Administrative Committee, the percentage of the Target Amount attributable to that performance measure will be calculated by prorating between the percentages of Target Amount payable at the predetermined levels of performance.

For example, if 100% of the Target Amount is payable at the "ambitious but expected" level of performance and 150% of the Target Amount is payable at the "clearly outstanding" level of performance, then 125% of the Target Amount would be payable if actual performance were halfway between the "ambitious but expected" and "clearly outstanding" levels. For non-quantifiable performance measures, discretionary judgments will be made on a scale ranging from "unacceptable," where nothing is payable, to "clearly outstanding," where 150% of the Target Amount is payable.

        9.    Formula for Calculating Actual Awards.    The actual short-term incentive award for any Participant for a fiscal year shall be calculated by applying the following formula to each performance measure assigned to the Participant, adding the product of the formula to the products for all other performance measures assigned to the Participant and multiplying the resulting sum by the Participant's base salary at the rate in effect at the end of the fiscal year. The formula for each performance measure is TA × W × PP, where TA is the Target Amount for that Participant for that fiscal year, W is the weight assigned to the performance measure and PP is the percentage of the Target Amount payable at the actual level of performance achieved. For example, assume Participant A's Target Amount is 100% and that A's performance will be measured 35% on corporate return on invested capital, 35% on corporate after-tax profit, 10% on business unit new work margin, 10% on business unit gross profit and 10% on business unit return on capital employed. Assume further that the Administrative Committee has established a "threshold" performance level of 70% of the "ambitious but expected" level for all corporate and business unit performance measures and has specified that at the "threshold" level of performance, 25% of the weighted Target Amount will be payable. If the Company achieves the "ambitious but expected" goal for after-tax profit and the "threshold" goal for return on invested capital, and Participant A's business unit achieves the "clearly outstanding" level for new work margin and gross profit but does not reach the "threshold" level for return on capital employed, A's actual incentive award for the year would be 73.75% (100% × .35 × 1) + (100% × .35 × .25) + (100% × .1 × 1.5) + (100% × .1 × 1.5) + (100% × .1 × 0)) of his base salary.

        10.    Maximum Award.    Notwithstanding any other provision of this Plan, no short-term incentive award to any Participant for any fiscal year shall exceed $2,000,000.

        11.    Timing of Award.    The Administrative Committee will meet in February each year to certify the performance results for the preceding fiscal year. Awards under the Plan generally will be paid as soon as practical after the Administrative Committee's February meeting. A Participant must be actively employed at the time of payment to receive an incentive award; provided, however, that if a Participant's employment with the Company has terminated before the time of payment by reason of the Participant's disability or death, the Administrative Committee may, in its discretion, pay a prorated award to the Participant or the Participant's estate.

        12.    New Participants and Changes in Responsibilities.    Awards to Participants who are added to the Plan during a fiscal year, as a result of being hired or promoted, will be prorated for the portion of the year the Participant was in the Plan. Awards to Participants who are promoted from one participating position to another participating position or have other changes in responsibility during a fiscal year that affect Target Amounts and/or the relevance of assigned performance measure will be calculated on a pro-rata basis to reflect the portion of the year the Participant served in each position.

        13.    Miscellaneous.    (a)    Administration.    The Plan will be administered by a committee of three or more independent directors of the Company who satisfy the requirements for an "outside director" within the meaning of section 162(m) of the Code. The Compensation Committee shall serve as the Administrative Committee of the Plan unless, and until such time as, the Board appoints a separate committee for that purpose. The Administrative Committee shall have the authority to make any and all decisions concerning the administration of the Plan, including the authority to construe and interpret the Plan, establish administrative rules and procedures, establish incentive targets and performance goals and verify the achievement of performance goals. A majority of the Administrative Committee shall constitute a quorum, and the actions of the members of the Administrative Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Administrative Committee.

        (b)    No employment contract.    This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company, nor shall it interfere in any way with any right the Company would otherwise have to terminate such Participant's employment or other service at any time.

        (c)    Deferral.    The Administrative Committee may permit Participants to elect to defer the payment of awards under the Plan in whole or in part under the Company's Voluntary Deferred Compensation Plan.

        (d)    Governing law.    The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Idaho.

        (e)    Amendment and termination.    The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of any national securities exchange or market upon which the stock of the Corporation is traded or quoted or to satisfy the requirements for "performance based compensation" within the meaning of section 162(m) of the Code shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits in plans that do not require shareholder approval. The Board may terminate the Plan at any time.

APPENDIX E

WASHINGTON GROUP INTERNATIONAL, INC.
EQUITY AND PERFORMANCE INCENTIVE PLAN
of
January 25, 2002

AMENDED AND RESTATED AS OF NOVEMBER 9, 2002

WASHINGTON GROUP INTERNATIONAL, INC.
EQUITY AND PERFORMANCE INCENTIVE PLAN

        1.    Purpose.    The purpose of the Equity and Performance Incentive Plan (this "Plan") is to attract and retain directors, officers and key employees for Washington Group International, Inc. (the "Corporation") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

        2.    Definitions.    As used in this Plan:

        "Annual Meeting" means the annual meeting of stockholders of the Corporation.

        "Appreciation Right" means a right granted pursuant to Section 5 of this Plan.

        "Board" means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee thereof).

        "Change in Control" shall have the meaning provided in Section 12 of this Plan.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Common Shares" means shares of common stock, par value $.01 per share, of the Corporation or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

        "Covered Employee" means a Participant who is, or who the Board determines may eventually become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

        "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto) and shall also include the date on which a grant of Option Rights to a Non-Employee Director becomes effective pursuant to Section 9 of this Plan.

        "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

        "Deferred Shares" means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

        "Designated Subsidiary" means a Subsidiary that is (a) not a corporation or (b) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80% of the total combined voting power represented by all classes of stock issued by such corporation.

        "Effective Date" means the effective date of the Plan of Reorganization

        "Evidence of Award" means an agreement, certificate, resolution or other type of writing or other evidence approved by the Board which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Deferred Shares or other awards. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Corporation and, with the approval of the Board (or committee or subcommittee thereof delegated pursuant to Section 17 of this Plan), need not be signed by a representative of the Corporation or a Participant.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

        "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

        "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

  1.
  earnings;

  2.
  earnings per share (earnings per share will be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established);

  3.
  share price;

  4.
  total shareholder return;

  5.
  return on invested capital, equity, or assets;

  6.
  operating earnings;

  7.
  sales growth;

  8.
  productivity improvement.

        If the Board determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Board shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

        "Market Value per Share" means, as of any particular date, the closing sale price per Common Share on the national securities exchange on which the Common Shares are then listed, the final reported bid sale price per Common Share on the principal national automated system which the Common Shares are then quoted or, if the Common Shares are not then listed or quoted, the fair market value of the Common Shares as determined by the Board.

        "Non-Employee Director" means a Director of the Corporation who is not an employee of the Corporation or any Subsidiary.

        "Optionee" means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

        "Option Price" means the purchase price payable on exercise of an Option Right.

        "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

        "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights pursuant to Section 9 of this Plan; provided, however, that for purposes of Sections 4, 5, 7 and 8 of this Plan, Participant shall not include such Non-Employee Director.

        "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

        "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

        "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

        "Plan of Reorganization" means the Corporation's Second Amended Joint Plan of Reorganization, as modified, which was confirmed on December 21, 2001 pursuant to an order of the United States Bankruptcy Court for the District of Nevada in bankruptcy case 01-31-627, including such order and the related findings of fact and conclusions of law.

        "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(i) or Section 9(a)(viii) of this Plan.

        "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

        "Retirement" means a termination of employment with the Corporation and its Subsidiaries at or after the attainment of (a) age 65, (b) age 55 with at least ten Years of Service, or (c) 30 Years of Service

        "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

        "Spread" means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

        "Subsidiary" means a corporation, company or other entity (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) that does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

        "Termination for Cause" means a termination of a Participant's employment following:

  (a)
  the determination by the Corporation or the Board that the Participant has ceased to perform his duties to the Corporation (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional or extended neglect of his duties to the Corporation, or

  (b)
  the Corporation's or Board's determination that the Participant has engaged in or is about to engage in conduct materially injurious to the Corporation, or

  (c)
  the Participant having been convicted of, or plead guilty or no contest to, a felony or the failure of the Participant to follow instruction of the Board or his direct superiors.

        "Voting Shares" means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

        "Year of Service" means a year of service as defined pursuant to the Washington Group International, Inc. 401(k) Retirement Savings Plan (or any successor plan thereto) for vesting purposes.

        3.    Shares Available Under the Plan.

  (a)
  Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 6,002,000 shares plus any shares relating to awards that expire or are forfeited or cancelled. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

  (b)
  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 6,002,000 shares. Further, no Participant shall be granted Option Rights for more than 3,500,000 Common Shares during any calendar year, subject to adjustments as provided in Section 11 of this Plan.

  (c)
  Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

  (d)
  Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive more than 200,000 Appreciation Rights, subject to adjustments as provided in Section 11 of this Plan.

  (e)
  Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive more than 200,000 Restricted Shares or 200,000 Deferred Shares, subject to adjustments as provided in Section 11 of this Plan.

  (f)
  Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.

        4.    Option Rights.    The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

  (a)
  Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

  (b)
  Each grant shall specify an Option Price per share, which shall be set by the Board; provided, however, that such price shall be no less than the par value of a share of Common Stock, and in the case of Incentive Stock Options, such price shall be not less than the Market Value per share on the Date of the Grant.

  (c)
  Each such Option Right shall become exercisable as determined by the Board and set forth in the applicable Option Rights Agreement. Such Option rights shall become exercisable in full immediately in the event of a Change in Control. Each such Option Right granted under this Plan shall expire no later than ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided and as set forth in the applicable Option Rights Agreement.

  (d)
  Each such Incentive Stock Option shall terminate automatically and without further notice after the employee ceases to be an employee of the Company and its Subsidiaries for any reason other than as described in Section 4(e) of this Plan; provided, however, that the employee shall have until the first to occur of (i) the stated expiration date of such Option Right or (ii) the 90th calendar day following the effective date of any such termination of employment to exercise Option Rights that had vested and become exercisable as of such effective date of termination of employment to exercise Incentive Stock Options that had vested and become exercisable as of such effective date of termination of employment.

  (e)
  In the event of the (i) death, (ii) disability or (iii) Retirement under a retirement plan of the company or one of its Subsidiaries at or after the earliest voluntary retirement age provided or in such retirement plan or retirement at any earlier age with consent of the Board, each of the then outstanding Incentive Stock Options of such holder may be exercised at any time within three years after such death, disability or retirement, but in no event after the expiration date of the term of such Incentive Stock Options.

  (f)
  Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned for more than six months by the Optionee (or other consideration authorized pursuant to subsection (g) below) having a value at the time of exercise equal to the total Option Price or (iii) by a combination of such methods of payment.

  (g)
  The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights or (iii) the stated value of Performance Units surrendered.

  (h)
  Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

  (i)
  Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in paragraph (g) above. Reload Option Rights shall cover up to the number of Common Shares, Deferred Shares, Option Rights or

    Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Corporation upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may have an Option Price that is no less than that which represents the same percentage of the Market Value per Share at the time of exercise of the Option Rights that the per share Option Price represented of the Market Value per Share at the time the Option Rights being exercised were granted and shall be on such other terms as may be specified by the Directors, which may be the same as or different from those of the original Option Rights.

  (j)
  Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

  (k)
  Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

  (l)
  Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify or (iii) combinations of the foregoing.

  (m)
  The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

  (n)
  The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any related Appreciation Right authorized under Section 5 of this Plan.

  (o)
  Each grant of Option Rights shall be evidenced by an Option Rights Agreement, which shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

  (p)
  Each grant of Option Rights shall be subject to the provisions of Section 19(g) of this Plan.

        5.    Appreciation Rights.    The Board may also authorize the granting to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder at any time prior to the exercise or termination of such related Option Rights; provided, however, that an Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

  (a)
  Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

  (b)
  Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

  (c)
  Any grant may specify waiting periods before exercise and permissible exercise dates or periods and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

  (d)
  Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

  (e)
  Each grant of Appreciation Rights shall be evidenced by an Evidence of Award that shall describe such Appreciation Rights, identify the related Option Rights, state that such

    Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

  (f)
  Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

  (g)
  Each grant of Appreciation Rights shall be subject to the provisions of Section 19(g) of this plan.

        6.    Restricted Shares.    The Board may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

  (a)
  Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

  (b)
  Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

  (c)
  Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Board shall so determine) in the event of a Change in Control or other similar transaction or event, for a period of not less than three years to be determined by the Board at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

  (d)
  Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

  (e)
  Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify with respect to such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

  (f)
  Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

  (g)
  Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award that shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

  (h)
  Each grant or sale of Restricted Shares shall be subject to the provisions of Section 19(g) of this plan.

        7.    Deferred Shares.    The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

  (a)
  Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

  (b)
  Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

  (c)
  Each such grant or sale shall be subject, except (if the Board shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than one year, as determined by the Board at the Date of Grant.

  (d)
  During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

  (e)
  Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award containing such terms and provisions, consistent with this Plan, as the Board may approve.

  (f)
  Each grant or sale of Deferred Shares shall be subject to the provisions of Section 19(g) of this plan.

        8.    Performance Shares and Performance Units.    The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

  (a)
  Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee.

  (b)
  The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than one year, except in the event of a Change in Control or other similar transaction or event, if the Board shall so determine) commencing with the Date of Grant (as shall be determined by the Board at the time of grant).

  (c)
  Any grant of Performance Shares or Performance Units shall specify Management Objectives that, if achieved, will result in payment or early payment of the award, and each grant may specify with respect to such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

  (d)
  Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

  (e)
  Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

  (f)
  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

  (g)
  The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

  (h)
  Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award containing such other terms and provisions, consistent with this Plan, as the Board may approve.

  (i)
  Each grant of Performance Shares or Performance Units shall be subject to the provisions of Section 19(g) of this plan.

        9.    Awards to Non-Employee Directors.    The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors.

  (a)
  Each grant of Option Rights awarded pursuant to this Section 9 shall be evidenced by an Evidence of Award, and shall be subject to the following additional terms and conditions:

  (i)
  Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

  (ii)
  Each grant shall specify an Option Price per share, which shall be set by the Board; provided, however, that such price shall be no less than the par value of a share of Common stock, and in the case of Incentive Stock Options, such price shall be not less than the Market Value per Share on the Date of Grant.

  (iii)
  Each such Option Right shall become exercisable as determined by the Board and set forth in the applicable Option Rights Agreement. Such Option Rights shall become exercisable in full immediately in the event of a Change in Control. Each such Option Right granted under this Plan shall expire no later than ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided and as set forth in the applicable Option Rights Agreement.

  (iv)
  Any Option rights may provide that a Director who has completed a specified period of service on the Board or attained a specified age will be entitled to exercise any such Option Rights immediately in full at any time after any such termination until their stated expiration date.

  (v)
  If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

  (vi)
  Option Rights may be exercised by a Non-Employee Director only upon payment to the Corporation in full of the Option Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares previously owned by the optionee for more than six months, or in a combination of cash and such Common Shares.

    (vii)
    Each grant may provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares. Reload Option Rights shall cover up to the number of Common Shares surrendered to the Corporation upon any such exercise in payment of the Option Price. Reload Options may have an Option Price that is no less than that which represents the same percentage of the Market Value per Share at the time of exercise of the Option Rights that the per share Option Price represented of the Market Value per Share at the time the Option Rights being exercised were granted and shall be on such other terms as may be specified by the Directors, which may be the same as or different from those of the original Option Rights.

  (b)
  Each grant or sale of Restricted Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Section 6 of this Plan.

        10.    Transferability.

  (a)
  Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution, except (in the case of a Participant who is not a Director or officer of the Corporation) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative. Notwithstanding the foregoing, the Board in its sole discretion, may provide for transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3.

  (b)
  The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

        11.    Adjustments.    The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan and in the number of Option Rights to be granted automatically pursuant to Section 9 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11.

        12.    Change in Control.    For purposes of this Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

  (a)
  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either: (i) the then-outstanding Common Shares or (ii) the Voting Shares; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation or (D) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 12(c) of this Plan; or

  (b)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; provided, further, that Finally Designated Members (as defined in the Plan of Reorganization) who replace Interim Members (as defined in the Plan of Reorganization) on the Board in accordance with the Plan of Reorganization and Bylaw 10(b) of the Corporation's Amended and Restated Bylaws shall be considered as though such Finally Designated Members were members of the Incumbent Board; or

  (c)
  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

  (d)
  Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

        13.    Fractional Shares.    The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

        14.    Withholding Taxes.    To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements as the Corporation may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the execution of Option Rights. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

        15.    Participation by Employees of Designated Subsidiaries.    As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Corporation or another Subsidiary, the Board may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan and any applicable agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of "Board" and except in other cases where the context otherwise requires.

        16.    Foreign Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

        17.    Administration of the Plan.

  (a)
  This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof), consisting of not less than three Non-Employee Directors appointed by the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof).

  (b)
  The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

        18.    Governing Law.    The Plan and all awards granted and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

        19.    Amendments, Etc.

  (a)
  The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of any national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation's authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

  (b)
  The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances or settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

  (c)
  The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

  (d)
  In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units that have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

  (e)
  This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

  (f)
  To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

  (g)
  This Plan, the awarding and vesting of Appreciation Rights, Deferred Shares, Option Rights, Performance Shares, Performance Units or Restricted Shares under this Plan and the issuance and delivery of Common Shares and the payment of money under this Plan or under Appreciation Rights, Deferred Shares, Option Rights, Performance Shares, Performance Units or Restricted Shares awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations, including (without limitation) state and federal securities law and federal margin requirements and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and presentations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Appreciation Rights, Deferred Shares, Option rights, Performance shares, Performance Units and Restricted Shares awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        20.    Termination.    No grant (other than an automatic grant of Reload Option Rights) shall be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

WASHINGTON GROUP INTERNATIONAL, INC. 720 PARK BOULEVARD BOISE, ID 83712	PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
USE AT THE ANNUAL MEETING ON MAY 9, 2003.

The undersigned hereby appoints Stephen G. Hanks, George H. Juetten and Craig G. Taylor as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Washington Group International, Inc. held on record by the undersigned on April 3, 2003, at the annual meeting of stockholders to be held on May 9, 2003 or any adjournment thereof.

SEE REVERSE FOR VOTING INSTRUCTIONS.

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 9, 2003

WASHINGTON GROUP INTERNATIONAL, INC.
720 PARK BOULEVARD
BOISE, ID 83712

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.
Election of directors:

        01 William J. Flanagan        02 Dennis R. Washington        03 William H. Mallender

        ☐ Vote FOR all nominees        ☐ Vote WITHHELD (except as marked) from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.
Proposal to approve the appointment of Deloitte & Touche LLP as Independent Auditors

        ☐    For        ☐    Against        ☐    Abstain

3.
Proposal to approve Short-Term Incentive Plan

        ☐    For        ☐    Against        ☐    Abstain

4.
Proposal to approve Equity and Performance Incentive Plan, as amended

        ☐    For        ☐    Against        ☐    Abstain

5.
In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box    ☐        Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS—MAY 9, 2003
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2003
GENERAL INFORMATION
The Board of Directors recommends a vote FOR the ratification of the Board's appointment of Deloitte & Touche LLP as independent auditors.
The Board of Directors recommends a vote FOR the approval of the Amended and Restated Equity and Performance Incentive Plan.
Equity Compensation Plan Information
EXECUTIVE OFFICERS
REPORT OF THE AUDIT REVIEW COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR 2002
COMPANY STOCK PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION OF PROXIES
APPENDIX A—AUDIT REVIEW COMMITTEE CHARTER
APPENDIX B—COMPENSATION COMMITTEE CHARTER
APPENDIX C—NOMINATING AND GOVERNANCE COMMITTEE CHARTER
APPENDIX D
WASHINGTON GROUP INTERNATIONAL, INC. SHORT-TERM INCENTIVE PLAN effective as of January 1, 2003
WASHINGTON GROUP INTERNATIONAL, INC. SHORT-TERM INCENTIVE PLAN
APPENDIX E
WASHINGTON GROUP INTERNATIONAL, INC. EQUITY AND PERFORMANCE INCENTIVE PLAN of January 25, 2002
AMENDED AND RESTATED AS OF NOVEMBER 9, 2002
WASHINGTON GROUP INTERNATIONAL, INC. EQUITY AND PERFORMANCE INCENTIVE PLAN